UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
_______________________________________________________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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The RealReal, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR STOCKHOLDERS:
We are pleased to invite you to attend the 2024 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation, to be held on June 12, 2024 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.
The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2024. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2023 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our annual meeting.
Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions for each of the voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in The RealReal, Inc. We look forward to your participation at the annual meeting.
Sincerely,

/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

THE REALREAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2024
Notice is hereby given that the 2024 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation, will be held on June 12, 2024 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.
The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2024 and entering the 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. There is no physical location for the annual meeting.
The purpose of the annual meeting will be the following:
1.    the election of the two Class II directors named in the proxy statement;
2.    the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.    the approval, on an advisory basis, of the compensation of our named executive officers;
4.    the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors;
5.    the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law; and
6.    the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Stockholders of record at the close of business on April 15, 2024 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. We expect to commence mailing of a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials on or about April 30, 2024.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares online during the annual meeting.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the annual meeting.

You can find detailed information regarding voting in the section entitled “Questions and Answers” of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024
The notice of the annual meeting, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

By order of the board of directors,

/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary

San Francisco, California
April 26, 2024

i

ii

THE REALREAL, INC.
55 Francisco Street
Suite 150
San Francisco, California 94133
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of The RealReal, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2024 annual meeting of stockholders, to be held on June 12, 2024 (the “Annual Meeting”) at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. We encourage stockholder participation in the Annual Meeting, which we have designed to promote stockholder engagement. Stockholders will be permitted to ask questions prior to the meeting. You will also be able to listen to the proceedings and cast your vote online.
To help facilitate stockholder participation, we are providing technical support, starting 15 minutes prior to the meeting and for the duration of the meeting. If you encounter any difficulty with the virtual meeting, please go to www.proxyvote.com for assistance.
You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/real2024 and entering the 16-digit control number included in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting. Stockholders may visit www.proxyvote.com to submit questions as well as view the Rules of Conduct for the meeting. Questions must be submitted prior to 8:59 p.m. Pacific Time on June 11, 2024.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 30, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and vote online or by telephone. If you receive an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

PROPOSAL ONE
ELECTION OF THE CLASS II DIRECTORS NAMED IN THIS PROXY STATEMENT
General
Our Board currently consists of eight directors, who are divided into three classes with staggered, three-year terms.
At the Annual Meeting, our stockholders will vote to elect the two nominees named in this proxy statement as Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2027.
Each of our directors, including the director nominees, serves as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board nominates Rob Krolik and Niki Leondakis for election to our Board as Class II directors at the Annual Meeting. The candidacies of Mr. Krolik and Ms. Leondakis were each considered by our Corporate Governance and Nominating Committee in accordance with our established process for evaluating candidates to serve on our Board.
Our Corporate Governance and Nominating Committee recommended the appointment of Mr. Krolik and Ms. Leondakis to our Board after considering each of their backgrounds, qualifications and professional experience. Each of Mr. Krolik and Ms. Leondakis currently serves on our Board, has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2027 annual meeting of stockholders and until her successor has been duly elected and qualified or until her earlier resignation or removal.
There are no family relationships between or among any of our executive officers, nominees or continuing directors.

PROPOSAL ONE
Directors
The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors:

Class II Directors – Continuing Directors, Term Expiring at the 2024 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Rob Krolik	55	January 2019	Audit Committee*
Niki Leondakis	63	April 2019	Corporate Governance and Nominating Committee Compensation, Diversity and Inclusion Committee

Class III Directors – Continuing Directors, Term Expiring at the 2025 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Chip Baird	52	June 2018	Corporate Governance and Nominating Committee* Compensation, Diversity and Inclusion Committee
John Koryl	53	February 2023	—
James Miller	60	May 2019	Audit Committee

Class I Directors – Continuing Directors, Term Expiring at the 2026 Annual Meeting

Name	Age	Director Since	Board Committee(s)

Caretha Coleman	74	August 2020	Compensation, Diversity and Inclusion Committee*
Karen Katz**	67	February 2021	Audit Committee
Carol Melton	69	August 2020	Corporate Governance and Nominating Committee

*     Committee Chair
**    Board Chairperson
Additional biographical descriptions of the director nominees and continuing directors are set forth below. These descriptions include the experience, qualifications, qualities and skills that led to our Board’s conclusion that each director should serve as a member of our Board.

PROPOSAL ONE
Director Nominees – Class II Directors
Robert Krolik has served on our Board since January 2019. Mr. Krolik currently serves as the General Partner and Chief Financial Officer of Burst Capital, a venture capital investment firm, a position he has held since October 2018. Previously, Mr. Krolik served as the Chief Financial Officer of Yelp, an online platform company that connects people with local businesses, from July 2011 to May 2016. Mr. Krolik advises a number of private companies. Mr. Krolik holds a B.B.A. in Finance from the University of Texas at Austin, is an Aspen Institute Finance Fellow and is a certified public accountant (inactive).
Mr. Krolik was selected to serve on our Board because of his experience with rapidly growing technology companies and as the chief financial officer of publicly-traded companies.
Niki Leondakis has served on our Board since April 2019. Ms. Leondakis currently serves as the Chief Executive Officer of CorePower Yoga, the largest yoga studio chain in the United States, a position she has held since January 2020. Previously, Ms. Leondakis served as President of The Wolff Company, a multifamily housing-focused real estate private equity firm, from February 2019 to January 2020. Prior to that, Ms. Leondakis served as Chief Executive Officer of Equinox Fitness Clubs at Equinox Holdings, a luxury fitness company, from March 2017 to July 2018. Ms. Leondakis served as Chief Executive Officer of Commune Hotels and Resorts/Two Roads Hospitality, a lifestyle hotel hospitality company, from November 2012 to March 2017, and as President and Chief Operating Officer of Kimpton Hotels and Restaurants from September 1993 to November 2012. Ms. Leondakis studied Hotel and Restaurant Management at the University of Massachusetts, Amherst.
Ms. Leondakis was selected to serve on our Board because of her executive skills and understanding of quality customer experience.

PROPOSAL ONE
Continuing Directors – Class I Directors
Caretha Coleman has served on our Board since August 2020. Ms. Coleman has extensive experience in the technology industry working with start-ups and early-stage ventures in the areas of organizational strategy development, executive coaching and effectiveness. Ms. Coleman previously served as Chief Administration Officer for Interval Research, a Silicon Valley research lab and incubator, from February 1992 to September 1994, with responsibilities for finance, human resources, and facilities. Prior to that, Ms. Coleman served as Chief Human Resources Officer for Software Publishing Corporation from November 1982 to October 1991, where her leadership was instrumental in pioneering one of the first successful desktop application software businesses for the personal computer. Ms. Coleman serves as an advisor to Illuminate, an early-stage venture capital firm focused on enterprise, cloud and mobile computing and has served as a member of the board of directors of Mahmee, a pregnancy and post-partum care provider, since March 2023. Ms. Coleman previously served as an advisor to Launch with GS, which is led by Goldman Sachs and aims to increase capital and facilitate connections for women, Black, Latinx and other diverse entrepreneurs and investors. Ms. Coleman was also a founding member of The Angels’ Forum, which provided guidance and coaching to entrepreneurs. Ms. Coleman serves on the boards of and advises a number of private companies that have a focus on serving underrepresented populations. Previously, Ms. Coleman served on the board of Dignity Health, a not-for-profit health system, from 2005 to 2021, and served as Chair of the Dignity Health board from 2012 to 2015. Ms. Coleman holds a degree in business from Mount Wachusett Community College.
Ms. Coleman was selected to serve on our Board because of her deep experience in the technology industry, working with early-stage ventures to public companies.
Carol Melton has served on our Board since August 2020. Ms. Melton is currently Chief Executive Officer of the venture firm Adeft Capital, which she founded in 2018. From 2005 to June 2018, Ms. Melton served as a senior executive officer at Time Warner Inc., where as Executive Vice President for Global Public Policy she managed interactions with governments worldwide and the policy portfolio for all of the company’s domestic and international operations. Prior to that, Ms. Melton served in a similar capacity for eight years at Viacom, helping to lead its original acquisition of CBS Corp in 1999 and managing global government relations for the combined companies. Ms. Melton serves on the board of JBG Smith (NYSE: JBGS) and is Vice Chair and a board member of the Economic Club of Washington, D.C. She is a member of the Council on Foreign Relations. Ms. Melton holds a B.A. from Wake Forest University, a Master’s in Journalism and Communication from the University of Florida and a J.D. from the American University Washington College of Law.
Ms. Melton was selected to serve on our Board because of her extensive experience in global public policy.
Karen Katz has served on our Board since February 2021 and has served as the Chairperson of our Board since February 2024. Ms. Katz served as the Interim Chief Executive Officer of Intermix from June 2022 to November 2022 and as a member of the board of directors of Intermix from April 2022 to November 2022. Prior to that, Ms. Katz served as the Chief Executive Officer of Neiman Marcus Group from October 2010 to February 2018 and on the board of Neiman Marcus Group from February 2018 to January 2020. Ms. Katz currently serves on the board of directors of Under Armour, Inc. (NYSE: UAA, UA) and Humana Inc. (NYSE: HUM), in addition to other private company boards. Ms. Katz holds a B.A. in Political Science and Government from the University of Texas at Austin and an M.B.A. from the University of Houston.
Ms. Katz was selected to serve on our Board because of her deep experience in luxury and retail.
Continuing Directors – Class III Directors
Gilbert L. (Chip) Baird III has served on our Board since June 2018. Mr. Baird is a co-founder and managing partner of GreyLion Partners, LP, a middle market private equity firm, which he co-founded in 2020. Prior to GreyLion, Mr. Baird co-founded the middle market private equity group of Perella Weinberg Partners Capital Management in 2012. Mr. Baird has had extensive experience serving as a director of numerous private and public company boards through his investment career. Mr. Baird holds a B.S. in Finance and International Business from the Pennsylvania State University and an M.B.A. from Harvard Business School.
Mr. Baird was selected to serve on our Board because of his experience in finance and capital structure.

PROPOSAL ONE
James R. Miller has served on our Board since May 2019. Mr. Miller served as the Chief Technology Officer of Wayfair, an e-commerce home goods company, from April 2020 to July 2022 and as the Interim Chief Technology Officer of Wayfair from August 2019 to April 2020. Prior to Wayfair, Mr. Miller served as Strategic Advisor of AREVO, a computer software and 3D printing company, from January 2019 to June 2019, and as the Chief Executive Officer of AREVO, from February 2018 to December 2018. Mr. Miller also served as Vice President, Global/Worldwide Operations of Google, an internet service and products company, from July 2010 to February 2018. Mr. Miller currently serves on the boards of LivePerson (NASDAQ: LPSN), Brambles, LTD and on the boards of a number of private companies. Mr. Miller has served as an Executive Partner of Ethos Capital since March 2023 and as a Senior Advisor to BCG since January 2023. He has also previously served on the board of directors of Wayfair Inc. (NYSE: W) from July 2016 to April 2020 and the Corporate Eco Forum, a corporate sustainability organization, from July 2008 to June 2018. Mr. Miller holds a B.S. in aerospace engineering from Purdue University, an M.S. in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from MIT’s Sloan School of Management.
Mr. Miller was selected to serve on our Board because of his extensive experience in scaling operations in rapidly-growing internet companies.
John Koryl has served as our Chief Executive Officer and as a member of our Board since February 2023. Previously, Mr. Koryl served as Advisor, Digital and Personalization Leadership, of Canadian Tire Corporation, Limited (“CTC”), from August 2022 to February 2023, as President, CTC Digital, at CTC from August 2019 to August 2022, and as Senior Vice President, Digital, at CTC from December 2017 to August 2019. Prior to joining CTC, Mr. Koryl was employed by Neiman Marcus Corporation from 2011 to 2017, where he served as President, Neiman Marcus Stores and Online (2014 to 2017), and President, Neiman Marcus Direct (2011 to 2014). Before Neiman Marcus, Mr. Koryl held numerous management roles with Williams-Sonoma, Inc., eBay, Inc., UmbrellaBank, fsb, Creditland.com, and Andersen Consulting. Mr. Koryl previously served as an independent director of the Guitar Center (2014 to 2017) and Petco (2013), and he currently serves as an independent director of AI Tayer Group, Insignia. Mr. Koryl completed the Stanford Executive Education Program from the Stanford University Graduate School of Business and holds a Bachelor of Arts degree in Psychology and Computer Applications from the University of Notre Dame.
Mr. Koryl was selected to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CLASS II BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Corporate Governance Highlights

Board Independence and Composition	Board Performance	Policies, Programs and Guidelines

•All directors except our Chief Executive Officer (our “CEO”) are independent
•100% independent committee members
•Executive sessions of independent directors at meetings
•Independent Board Chairperson
•Board and committees may engage outside advisers independently

•Annual board, committee and director self-evaluations
•Commitment to continuing director education
•Oversight of key risk areas and certain aspects of risk management efforts
•Oversight of key human capital issues, including diversity and inclusion and executive succession planning

•Robust stock ownership guidelines for directors and executives
•Comprehensive Code of Conduct and Business Ethics and Corporate Governance Guidelines
•Prohibition on hedging and pledging for any officers or directors on a go-forward basis
•Compensation clawback policy

Board Committees
Our Board has established three committees: an audit committee; a compensation, diversity and inclusion committee; and a corporate governance and nominating committee. The composition and responsibilities of each of the committees of our Board are described below. Each of our committees is governed by a written charter that satisfies the applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. Copies of the charters for each committee are available on the investor relations page of our website at investor.therealreal.com. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
The following table provides membership and meeting information for 2023 for each of our committees:

Name	Audit Committee	Compensation, Diversity and Inclusion Committee	Corporate Governance and Nominating Committee

John Koryl †	—	—	—
Chip Baird	—	x	x*
Caretha Coleman	—	x*	—
Karen Katz**	x	—	—
Robert Krolik***	x*	—	—
Niki Leondakis	—	x	—
Carol Melton	—	—	x
James Miller	x	—	—
Total Meetings in 2023	5	6	4

*    Committee Chair
**    Board Chairperson since February 2024.
***    Lead Independent Director from August 2021 to February 2024.
†    Mr. Koryl was appointed as a member of the Board on February 6, 2023.

CORPORATE GOVERNANCE
Audit Committee
Our audit committee (our “Audit Committee”) consists of Karen Katz, Robert Krolik and James Miller, with Mr. Krolik currently serving as chair. Our Board determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also determined that Mr. Krolik is an “audit committee financial expert” as defined by the applicable SEC rules.
Specific responsibilities of our audit committee include:
•overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;
•evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•engaging and providing for the compensation of the independent registered public accounting firm;
•pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•reviewing our financial statements;
•reviewing our critical accounting policies and estimates and internal controls over financial reporting;
•overseeing our risk assessment and risk management programs, including with respect to cybersecurity;
•establishing procedures for complaints received by us regarding accounting, internal controls over financial reporting or auditing matters, including for the confidential anonymous submission of concerns by our employees and periodically reviewing such procedures, as well as any significant complaints received, with management;
•discussing with management and the independent registered public accounting firm the results of the annual audit and the interim reviews of our quarterly financial statements;
•reviewing and approving any transaction between us and any related person (as defined by the Exchange Act) in accordance with the Company’s related party transaction approval policy; and
•such other matters that are specifically designated to our Audit Committee by our Board from time to time.
Compensation, Diversity and Inclusion Committee
Our compensation, diversity and inclusion committee (our "Compensation Committee") consists of Chip Baird, Caretha Coleman and Niki Leondakis, with Ms. Coleman currently serving as chair. Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq listing standards and is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.
Specific responsibilities of our Compensation Committee include:
•reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the CEO and other senior officers;
•evaluating the performance of the CEO and other senior officers in light of those goals and objectives;
•setting the compensation of, or making recommendations with regard to such compensation to our Board, for the CEO and other senior officers based on such evaluations;
•evaluating and recommending to our Board appropriate compensation for the Company’s non-employee directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings;

CORPORATE GOVERNANCE

•administering the issuance of long-term incentive awards under our equity-based incentive plans;
•reviewing and approving, for the CEO and other senior officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;
•reviewing our policies, programs and initiatives focusing on diversity and inclusion with respect to our leadership and workforce; and
•such other matters that are specifically designated to our Compensation Committee by our Board from time to time.
Our Compensation Committee also has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate to assist with the execution of its duties and responsibilities as set forth above and in its charter.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2023, our last completed fiscal year, each of Mr. Baird, Ms. Coleman and Ms. Leondakis served on our Compensation Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee (our "Corporate Governance Committee") consists of Chip Baird, Niki Leondakis and Carol Melton, with Mr. Baird currently serving as chair. Our Board has determined that each member of our Corporate Governance Committee is independent under the applicable Nasdaq listing standards.
Specific responsibilities of our Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;
•reviewing periodically the Company’s policies, programs and initiatives focusing on social responsibility, including environmental and sustainability and social and human rights matters, and providing recommendations to management;
•considering and making recommendations to our Board regarding changes to the size and composition of our Board;
•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our Board and management;
•overseeing periodic evaluations of the performance of our Board and of our Board’s committees;
•instituting plans or programs for the continuing education of our Board and orientation of new directors;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and monitoring compliance with such guidelines; and
•such other matters that are specifically designated to our Corporate Governance Committee by our Board from time to time.
In the process of identifying, screening and recommending director candidates to our full Board, our Corporate Governance Committee takes into consideration the needs of our Board and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence,

CORPORATE GOVERNANCE
diversity of experience and viewpoints and their willingness to devote adequate time to Board duties. Our Board evaluates each individual in the context of our Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, our Corporate Governance Committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for our Board are chosen. Our Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Our Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as it evaluates other nominees to serve on our Board. In doing so, our Corporate Governance Committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Our Amended and Restated Bylaws (our “Bylaws”) provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable notice procedures, which are described in the section named “Questions and Answers” under “When are stockholder proposals due for next year’s annual meeting of the stockholders?”
Meetings of Our Board
Our Board held seven meetings during the year ended December 31, 2023, in addition to the 15 committee meetings described above. During 2023, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of our Board and each committee of which he or she was a member. Each director is also encouraged and expected to attend the Company’s Annual Meeting.
Board Leadership Structure
As outlined in our corporate governance guidelines (our “Corporate Governance Guidelines”), our Board will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders from time to time in its judgment. If the Chair of our Board is not independent, the non-employee directors of our Board will elect a Lead Independent Director who will lead executive sessions of our Board, have authority to call meetings of the independent directors and engage with the Chair of our Board and CEO to set Board meeting agendas, among other responsibilities.
John Koryl serves as both our CEO and as a member of our Board. Our Board believes that having our CEO serve as a member of the Board is appropriate at this time for the Company, particularly as it supports more consistent communication and coordination throughout the organization, enhancing the effectiveness of our corporate strategy. Our Board believes that robust, independent Board oversight is essential, and the appointment of Ms. Katz as our independent Board Chairperson in February 2024 supports that important objective.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation (our “Charter”), Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria and Board committee composition. Our Corporate Governance Guidelines can be accessed on our website at investor.therealreal.com.
Stockholder Engagement
Our Board recognizes the value of regular, two-way dialogue with our stockholders. Feedback from our stockholders is integral to our Board’s decision-making process and, accordingly, in late 2023 and early 2024 we invited our largest stockholders who represented approximately 50% of our shares outstanding at the time of our outreach to engage with us. We ultimately held meetings with stockholders representing approximately 20% of our shares then outstanding.

CORPORATE GOVERNANCE

During these discussions, we gained valuable input from our stockholders on matters including our corporate governance practices, executive compensation program and approaches to sustainability, risk oversight and human capital management. Feedback from our stockholders was shared with our Board and directly informed our implementation of several key governance enhancements in recent years, including our continuation of the performance-based restricted stock unit program in 2023 and 2024 and progress on our corporate governance commitments made in 2022, including this year’s proposal to begin the declassification process of our Board.
The changes we implemented in 2023 are discussed in greater detail under “Compensation Discussion and Analysis” and “Board Declassification and Supermajority Sunset Commitments” later in this proxy statement. Please also see “Compensation Discussion and Analysis” for a detailed discussion of stockholder feedback related to our 2023 Say-On-Pay Vote.
We plan to continue our stockholder engagement program under our Board’s oversight to further enhance and deepen our relationships with our stockholders, especially as we continue enhancing the Company’s governance practices.
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, The RealReal, Inc., 55 Francisco Street, Suite 150, San Francisco, CA 94133, or via email to ir@therealreal.com. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.
Stock Ownership by Directors and Executives
Our Board believes that an ownership stake in the Company strengthens the alignment of interests between directors, executives, and stockholders. As discussed below, in November 2021, we expanded our stock ownership guidelines to include our executives:

Position	Minimum Stock Ownership

Non-Employee Directors	5 times annual cash retainer
CEO	5 times base salary
Other Executives*	3 times base salary

*    Defined as the CEO’s direct reports
Newly appointed directors or executives have five years from the time they are elected, appointed or promoted (or five years from November 2021, in the case of then-current directors and executives) to meet these guidelines. In the event that a director’s cash retainer or an executive’s base salary increases, he or she will have one year from the date of the base salary increase to meet the increased ownership guidelines. Our Board will evaluate whether exceptions should be made for any director or executive on whom these guidelines would impose a financial hardship.
Oversight of Environmental, Social and Governance (“ESG”) Initiatives
We are committed to conducting business in an environmentally sustainable and socially responsible manner, and to managing the risks and opportunities that arise from ESG issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for the Company and its stockholders. In 2019, we launched a new initiative to enhance ESG policies and disclosures informed by the Sustainability Accounting Standards Board (“SASB”) industry-specific disclosure guidelines. Since then, our management has reviewed and updated various ESG policies and processes, which can be located on the

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investor relations page of our website at investor.therealreal.com/social-impact. Our most recent SASB reporting can also be found on the investor relations page of our website.
We are committed to extending the lifecycle of luxury goods by promoting their recirculation, rather than creating waste. In this way, sustainability is woven into the fabric of our business, and we hope to create a more sustainable future for fashion. Additionally, we believe a growing awareness of the reduced environmental impact of recirculating luxury goods compared to the production of new products significantly contributes to the appeal of consigning and purchasing on our online marketplace.
As we move forward, we strive to continuously review our sustainability commitments, strategies and priorities. Recent sustainability efforts include:
•Fair Condition Program. This new program has enabled us to offer more secondhand, luxury items and has the effect of increasing the total number of consigned items in the circular economy. To aid buyers in assessing the condition of items in our online marketplace, we assign items a condition level. In the first quarter of 2022, we began accepting items in “fair” condition, which tend to be listed at more accessible price points given their level of wear. In 2023, demand for items in fair condition remained strong.
•Sustainability Task Force. In 2020, we formed a cross-functional Sustainability Task Force to identify projects throughout the organization that have the potential to reduce our environmental impact. The Sustainability Task Force prioritizes high impact projects and aims to embed a focus on sustainability across the organization. In early 2022, we reorganized the Sustainability Task Force into several individual working groups so we could concentrate our efforts on specific, meaningful projects, including preferred materials, transportation optimization, employee travel, employee experience and waste. In 2023, the Sustainability Task Force focused on reducing energy expenditures and limiting use of packaging materials. Throughout 2022 and 2023, members of the Sustainability Task Force provided periodic updates to our executives and the Corporate Governance and Nominating Committee of the Board of Directors on our progress toward achieving our goals and initiatives.
•Sustainability Calculator. In 2018, we launched our Sustainability Calculator on National Consignment Day as a tool to quantify the positive impact consignment has on the planet. We developed the Sustainability Calculator to measure the greenhouse gas emissions and water footprint reduction of consignment as compared to producing new products.
•National Consignment Day. We founded National Consignment Day as a national recognition day that occurs on the first Monday of October. National Consignment Day celebrates the positive impact consigning has on the environment.
•Carbon Neutral Pledge. In November 2019, we were the first company to take the pledge in the CEO Carbon Neutral Challenge issued by the CEO of Gucci. We pledged to be carbon neutral in 2021, and we reached that goal in 2020 (Scope 1, Scope 2 and certain Scope 3 emissions). Our path to carbon neutrality included implementing reductions and annually offsetting emissions that cannot be eliminated.
•United Nations Climate Change’s Fashion Industry Charter for Climate Action. In April 2019, we became the first company in the resale industry to join the United Nations Climate Change’s Fashion Industry Charter for Climate Action, which aims to limit global warming within the fashion industry and inspire climate action. The charter endeavors to achieve a 50% reduction in carbon emissions in the fashion industry by 2030 and net zero emissions by 2050.
•ReCollections. Through our ReCollection program, we transform unwearable or damaged items into unique, premium luxury upcycled items. In 2023 and early 2024, we partnered with the Fashion Institute of Technology ("FIT"). As part of a design and upcycling competition, we asked eight FIT students to create one-of-a-kind coats from otherwise unwearable or damaged items. The reimagined and upcycled coats were debuted and sold in January 2024.

CORPORATE GOVERNANCE

Committee Oversight
Our Board and committees provide oversight on ESG matters. As noted above and in the committee charters:
•Our Compensation Committee is responsible for reviewing and recommending to our Board compensation plans, policies and programs intended to attract, retain and appropriately reward employees, as well as providing oversight of the Company’s policies, programs and initiatives focusing on diversity and inclusion.
•Our Corporate Governance Committee provides oversight of the Company’s policies, programs and initiatives focusing on social responsibility, including environmental and sustainability and social and human rights matters.
•Our Audit Committee works closely with our management to discuss current and emerging ESG risks and what steps management is taking to manage and reduce the Company’s exposure to such risks, and reviews the Company’s public filings containing disclosure on these topics.
Oversight of Human Capital
The actions of these committees and the work of our Board and management seek to attract, retain and develop a diverse and inclusive workforce that is motivated to achieve the Company’s business objectives. To satisfy these oversight responsibilities, our committees receive regular updates from management on progress and strategy.
Diversity and Inclusion
We work to inspire and empower our employees to think creatively and authentically, share their ideas, bring their whole selves to work, and strive for greatness every day. We are proud to have a diverse team, and we recognize there is opportunity for us to continue improving representation, particularly among our senior leadership. We support and celebrate diversity, and are committed to providing an equal employment opportunity regardless of race, color, ancestry, religion, sex, national origin, sexual orientation, age, citizenship, marital status, disability, gender identity or expression, or veteran status. Below is a breakdown of how our team self-identifies as of December 31, 2023 (table does not reflect, of the total individuals surveyed, approximately 9% who chose not to self-identify, approximately 1% who identified as Native American, and approximately 1% who identified as Hawaiian or Pacific Islander):

	All	Corporate	Management	Executives	Board

Black	15%	13%	7%	—	13%
Hispanic/Latinix	31%	16%	16%	4%	—
Asian	7%	12%	11%	11%	—
Two or More Races	4%	6%	4%	4%	—
White	33%	42%	50%	63%	87%
Female	66%	67%	62%	48%	50%
DEI Vision and Strategy. We believe that creating a more sustainable future by growing the circular economy requires us to bring different perspectives. We believe that a more sustainable future is an equitable one, and that growing the circular economy requires us to unlock the power of differences and solve problems together in new and meaningful ways. We aim to design an equitable future through our four-pillar strategy: People, Culture, Commerce and Community. We are committed to building a strong culture of trust, safety, collaboration and belonging to fuel our purpose, people and performance. Since introducing our diversity, equity and inclusion (“DEI”) vision and strategy in 2021, we have taken meaningful action to follow through on those commitments, keeping our employees' voices at the center of our work, and taking a renewed look at our strategy to ensure continued alignment with our mission. We continue to assess self-reporting options that reflect our diverse workforce and encourage our employees to share how they self-identify, including gender

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identity, LGBTQ identity, veteran status, and disability status. Since introducing the ability for our employees to share pronouns across our technologies, approximately 62% of our total employee population has chosen to share their pronouns as of December 31, 2023 in support of allyship and gender inclusion.
Employee Resource Groups. Our Employee Resource Groups (“ERGs”) help to engage employees and advance inclusion and belonging through opportunities for education, awareness, development, community and social connection. Since forming in 2020, our six ERGs have continued to mature and progress into impactful communities that strengthen our culture. In 2023, we welcomed the addition of our seventh ERG, Real Chaverim, a space for our Jewish community and allies to share knowledge and experiences. In 2023, ERG membership and participation remained strong with over 1,000 employees participating in programs focused on leadership, culture, well-being, mental health, and community impact. Our groups collaborated to host compelling conversations with diverse thought leaders and experts, test hybrid and location specific approaches for reaching our distributed workforce, and led several local service projects in our authentication centers during Earth Month in April with community partners.
Culture. In 2023, we conducted our annual employee engagement survey to better understand employees’ sentiment across a range of topics and factors; management, teamwork, alignment, enablement and inclusion were among our top scoring factors. In 2023, our engagement efforts focused on well-being, leadership, communication, and inclusion. In 2023, we continued to roll out our DEI learning platform throughout our businesses in 2023, expanding access to individual contributors and enabling more employees to build and develop inclusive leadership skills through self-paced learning to better serve our people, buyers, consignors and communities. As part of our work to build a culture of trust, we encourage employees to share real-time feedback on culture, bias, discrimination and harassment, or behavior that does not reflect our values and policies through our company-wide employee reporting tool.
The RealReal, Inc. Foundation. The RealReal, Inc. Foundation was founded at the time of our initial public offering in 2019 with the aim of advancing equity in the communities in which we operate through access to education. Since its formation, the foundation has provided annual college scholarships and supported numerous community organizations, including the Success Bound Youth Leadership Academy, the Secaucus Youth Alliance, Enterprise for Youth, Friendly House, Education Forward Arizona and the Virgil Abloh™ "Post-Modern" Scholarship Fund, which aims to preserve his vision for a more diverse and equitable fashion industry.
Director Refreshment. When searching for new directors, our board of directors has committed to including in any pool of director candidates for consideration highly qualified candidates who would bring racial, ethnic, and/or gender diversity our board of directors if chosen.
Talent Development and Training
We believe that the training and development of our employees is critical to our long-term success. We offer a variety of employee training programs in addition to the DEI programs discussed above, including onboarding, technical skills training, product and services training, and managerial soft skills training. These programs include training specific to each of our business functions, enabling us to provide our consignors and buyers with a consistent luxury experience. For example, we support our sales professionals by providing a three-week virtual onboarding sequence conducted through peer-to-peer, facilitated and self-learning sessions, followed by continuous professional development programs. In 2023, we provided a Manager Development Series to people managers in retail, sales and operations.
Our authentication teams receive training based on expertise level. Entry-level authenticators receive approximately 40 to 80 hours of training depending on their specialty in fashion or fine jewelry. Progression through the authentication training program is an additional minimum of 80 hours of training and at least three months per level. Training hours and tenure increase with expertise, with a Graduate Gemologist certification from GIA required in the highest levels of specialty in fine jewelry.
Each employee receives training appropriate to the scope and nature of their role. Our Fair Labor Standards Act-exempt employees receive an annual performance review and our people managers have quarterly

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meetings with their employees to address performance and development, as appropriate. As a part of our onboarding program, we have developed an engagement monitoring plan for our employees in the form of personal check-ins and questionnaires.
Health, Safety and Wellness
We are committed to ensuring the health and safety of all employees and require compliance with all applicable local laws and regulations governing working conditions, working hours, fair wages, and compensation.
We recognize that in addition to minimizing work-related injuries and illness, a safe and healthy work environment supports employee retention and morale and enhances the quality of products and services. We treat all applicable health and safety regulations as a minimum standard as we are committed to high standards for our working environments that protect the well-being of all employees. We encourage consultation and cooperation between management and employees in developing occupational health and safety mechanisms through ongoing dialogue. We expect senior management to integrate health and safety mechanisms in business activities and monitor the program’s effectiveness. In 2022, we implemented the REAL Respect program, which provides community guidelines for our employees, consignors and buyers aimed toward creating a positive and safe experience for all. In 2023, we launched TRR Secure, a smartphone security app that enables field employees to discreetly contact emergency services via multiple channels if they are in a situation that makes them feel uneasy, unsafe or uncomfortable
We continued to focus on employees’ overall well-being in 2023 through a range of programs that support access to care, along with resources and tools to address the following pillars of wellness: physical, mental/emotional, financial, and community.
Succession Planning
Succession planning is another critical human capital issue. Our Compensation Committee is responsible for working with our CEO to plan for the succession of our CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for our CEO and other senior executive officers in the event of retirement or an unexpected occurrence.
Evaluations of Our Board, Committees and Directors
Our Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Corporate Governance Committee. Our Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of our Board, of any committee thereof or of the directors.
Code of Ethics and Business Conduct
Our Board has adopted a code of ethics and business conduct (our "Code of Conduct"), which establishes the standards of ethical conduct applicable to all of our directors, officers, employees and senior financial officers. A copy of our Code of Conduct is posted on the investor relations page of our website at investor.therealreal.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Role of Our Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including

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guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Further, our Audit Committee provides oversight and engages with our Chief Technology and Product Officer and head of cybersecurity regarding risk management of cybersecurity issues. Our Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and provides oversight of the Company’s policies, programs and initiatives focusing on social responsibility, including environmental, sustainability, social and human rights matters. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Cybersecurity
Risk Management and Strategy
We have developed processes for assessing, identifying and managing material risks from cybersecurity threats. We review our security plans and strategies as threats and conditions evolve. The following is a summary of our cybersecurity risk management and strategy processes:
Enterprise Risk Management: Our enterprise risk management program includes management of material risks from cybersecurity threats alongside other Company risks as part of our overall risk assessment process. In 2023, our Internal Audit team completed an Enterprise Risk Assessment to identify and prioritize the most critical risks that could impact our ability to achieve our business priorities and make risk-informed strategic decisions. With management’s input, our Board and Internal Audit team have identified cybersecurity as one of the risks that merits the highest level of prioritization. Informed by this designation, our Internal Audit team tracks cybersecurity key indicators and engages in discussions on the status, priorities and impact of cybersecurity risk response plans; reports key information to management throughout the year to inform decision making; and reports to the Audit Committee on a quarterly basis and to the full Board on the results and progress of the risk mitigation process.
In addition, we employ a range of tools and services to inform our assessment, identification and management of material risks from cybersecurity threats, which include from time to time:
•monitoring emerging data protection laws, including the California Consumer Privacy Act and the General Data Protection Regulation, and implementing responsive changes to our processes;
•undertaking periodic reviews of our policies and statements related to cybersecurity;
•conducting cybersecurity management and incident training for employees involved in our systems and processes that handle sensitive data;
•conducting phishing email simulations for employees and contractors with access to corporate email systems;
•requiring employees, as well as third-parties who provide services on our behalf, to treat information and data with care; and
•conducting tabletop exercises to simulate a response to a cybersecurity incident and using the findings to improve our processes and technologies.
Incident Response Team and Outside Resources: We have formed an Incident Response Team that monitors and mitigates material risks from cybersecurity threats. This team is composed of members from the information security, engineering and legal teams. The Incident Response Team and our internal legal team work in tandem to estimate the severity and materiality of a cybersecurity incident, create a response plan and inform other stakeholders as appropriate, including the Audit Committee or the full Board. In addition, we engage several third party service providers to monitor cybersecurity threats in the market more broadly, including in relation to phishing, data leaks on the dark web, firewalls, code security and endpoint protection. To identify risks from cybersecurity threats associated with these third-party service providers, we conduct pre-contract screening and due diligence and post-contract monitoring.

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Cybersecurity Task Force: We have formed a cross-functional Cybersecurity Task Force that focuses on long-term cybersecurity strategy. The Cybersecurity Task Force is composed of members from the information security, engineering and legal teams and reports to our Chief Technology and Product Officer. The Cybersecurity Task Force meets periodically to discuss developments and best practices in cybersecurity incident response. In addition, the Cybersecurity Task Force reviews the business impact and severity of potential cybersecurity incidents, as reported by our automated systems, utilization of the bug bounty program, and public reports on the threat landscape.
For a discussion of whether and how any risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, have materially affected or are reasonably likely to materially affect the Company, including our business strategy and results of operations, see “Risk Factors – Risks Related to Data Security, Privacy and Fraud” in our Annual Report for fiscal year ended December 31, 2023.
In the three most recently completed fiscal years, we have not experienced any material cybersecurity incidents, and the expenses we have incurred from cybersecurity incidents were immaterial. This includes penalties and settlements, of which there were none.
Corporate Governance
Our Board of Directors provides oversight of risks from cybersecurity threats, in coordination with our Audit Committee and management team. The following is a summary of our governance processes related to cybersecurity risk management:
Board: Our full Board receives biannual updates on cybersecurity from our Chief Technology and Product Officer (the “CTPO”) or head of cybersecurity (the “CISO”) to, among other items, review cybersecurity incidents, review key metrics on our cybersecurity program and related risk management programs, and discuss our cybersecurity programs and goals. Our Board also regularly reviews cyber-related risks as part of our enterprise risk management program on a quarterly basis and receives updates from our Internal Audit team on the results of the risk monitoring and mitigation process, as described in more detail above.
Audit Committee: Our Audit Committee provides additional oversight of material risks from cybersecurity threats and engages with our CTPO or CISO regarding risk management of cybersecurity issues and to discuss potential updates to the Company’s cybersecurity risk management program, including as a result of any Cybersecurity Task Force findings. The Audit Committee receives a quarterly report from the Company’s cybersecurity team, which includes the CTPO, CISO, and members of the information security team, that summarizes progress on cyber-related key performance indicators, including product security, cloud security, risk and compliance, identity issues, and cyber defense. The Audit Committee updates the full Board on matters relating to material cybersecurity risks at least quarterly.
Management: Our CTPO is responsible for assessing and managing the Company’s material risks from cybersecurity threats, and our CISO reports directly to our CTPO regarding such threats. Our CTPO is informed about and monitors the prevention, detection, mitigation and remediation or cybersecurity incidents through the management of and participation in the Company’s Internal Audit team, Incident Response Team and Cybersecurity Task Force, as described above. As discussed above, our CTPO or CISO reports biannually to the full Board and quarterly to the Audit Committee about risks from cybersecurity threats among other cybersecurity related matters. To the extent a material cybersecurity incident occurs, our CTPO and broader management team would inform the chair of our Audit Committee of the nature, scope and impact of the incident, and involve the other members of the Audit Committee or the full Board as necessary to evaluate the risks and determine next steps. Our CTPO has served in this role since 2023 and has more than 20 years of experience in various senior leadership roles involving managing cybersecurity and compliance teams, including as Head of Tech and Digital at Lovevery and as Chief Technology and Product Officer at Zulilly.

CORPORATE GOVERNANCE
Current Classified Board and Corporate Governance Roadmap
Current Board Structure
Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Charter and Bylaws authorize only our Board to fill any vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors of our Board.
Board Declassification and Supermajority Sunset Commitments
We completed our initial public offering in 2019. Our Board believes that a classified board structure promotes board continuity and stability, encourages directors to take a long-term perspective and reduces the Company's vulnerability to coercive takeover tactics. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.
The Company is committed to creating a roadmap for corporate governance best practices over the next several years. In creating this roadmap, our Board seeks to balance the challenges faced by the Company, in particular as it navigates its path to profitability, against the need for the Company to improve its corporate governance practices and eventually achieve best practices.
Following consideration of our current governance structure and strong governance practices, as well as feedback received from our stockholders, and upon the recommendation of our Corporate Governance Committee, in 2022 our Board committed to the following next steps for our corporate governance roadmap:
1.Submitting for stockholder vote at its 2024 Annual Meeting a management proposal to amend the Company’s Charter to declassify our Board, which, if approved, would begin the declassification process at the 2025 Annual Meeting (please see Proposal Four in this proxy statement for additional information); and
2.Submitting for stockholder vote at its 2026 Annual Meeting a management proposal to amend the Company’s Charter to remove supermajority vote requirements.
Our Board has committed to recommending a “FOR” vote for each of the above management proposals. Our Corporate Governance Committee believes that the above steps allow the Company to progress towards corporate governance best practices on a reasonable timeline. We received positive support on these commitments from the vast majority of stockholders with whom we met as part of our 2023-2024 investor outreach.
Director Independence
Our common stock is listed on Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

CORPORATE GOVERNANCE

Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that, with the exception of our CEO, each member of our Board is an “independent director” as defined under the applicable rules and regulations of the SEC and the Nasdaq listing rules. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Prohibition on Hedging and Pledging of Company Securities
The Company has a policy that prohibits officers, non-employee directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, non-employee directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of our Board.

CORPORATE GOVERNANCE
Board Diversity Disclosure
The following sets forth our Board Diversity Disclosure in accordance with Nasdaq Listing Rule 5606(a), as reported by the members of our Board as of March 31, 2024:
Board Diversity Matrix for 2024
Total Number of Directors: 8
(as of March 31, 2024)

	Female	Male	Non-Binary	Did Not Disclose Gender

Part 1: Gender Identity
Directors	4	4	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	7	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
For 2023 information, please refer to our Board Diversity Disclosure contained on page 19 of our 2023 Proxy Statement, filed with the SEC on April 28, 2023.

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Information About Our Executive Officers
The following table sets forth information with respect to our executive officers as of the date of this proxy statement:

Name	Age	Position(s)

John Koryl	53	Chief Executive Officer and Director
Rati Sahi Levesque	43	President and Chief Operating Officer
Ajay Gopal	49	Chief Financial Officer
Todd Suko	57	Chief Legal Officer and Secretary
Luke Friang	53	Chief Technology and Product Officer
Chatelle Lynch	47	Chief People Officer
Additional biographical descriptions of the executive officers are set forth in the text below. A description of the business experience of John Koryl is provided above under the section “Continuing Directors—Class III Directors.”
Rati Sahi Levesque was appointed as our President in February 2021 and has served as our Chief Operating Officer since April 2019. Ms. Sahi Levesque also served as our Co-Interim Chief Executive Officer from June 7, 2022 through February 5, 2023. Ms. Sahi Levesque served as our Chief Merchant from May 2012 to March 2019 and before that as our Director of Merchandise from May 2011 to May 2012. Prior to joining The RealReal, Ms. Levesque was the owner of Anica Boutique, a brick and mortar and online clothing store, from June 2005 to May 2011. Ms. Levesque holds a B.S. in Business Management Economics from the University of California, Santa Cruz.
Ajay Gopal has served as our Chief Financial Officer since March 2024. Previously, Mr. Gopal served as Chief Financial Officer of Outside Interactive, Inc. from December 2020 to March 2024. Prior to that, Mr. Gopal served as Chief Financial Officer of Good Eggs, Inc. from July 2019 to December 2020, of Helix, Inc. from July 2018 to July 2019, and of StubHub from April 2013 to June 2018. Prior to these roles, Mr. Gopal held senior roles at eBay, Inc. and numerous management roles with GE HealthCare Technologies, Inc. Mr. Gopal holds a Master of Management Studies degree from the Birla Institute of Technology and Science.
Todd Suko has served as our Chief Legal Officer and Secretary since May 2020. Mr. Suko also served as our Interim Chief Financial Officer from February 1, 2024 through March 17, 2024. Previously, Mr. Suko served as Chief Financial and Legal Officer at OneMarket Limited from November 2017 to May 2020. Prior to joining OneMarket, Mr. Suko was at Harman International Industries, Inc. from September 2008 to June 2017, where he oversaw all legal affairs in his role as Executive Vice President and General Counsel. Mr. Suko previously served as Vice President, General Counsel and Secretary at UAP Holding Corp. from February 2001 to August 2008, overseeing its environmental health and safety and transportation functions. Earlier, Mr. Suko was in private practice at McKenna & Cuneo, LLP from September 1996 to January 2001. Mr. Suko earned his undergraduate and law degrees from the University of Virginia. He also served as an aviator in the United States Navy and retired as a Commander in the Navy Reserve.
Luke Friang has served as our Chief Technology and Product Officer since January 2023. Previously, Mr. Friang served as the Head of Tech & Digital at Lovevery from June 2021 to December 2022 and was an original member of Zulily's executive team and served as Zulily’s Chief Technology and Product Officer from February 2011 to January 2021, Mr. Friang has deep e-commerce and retail domain experience, with more than 20 years of senior leadership experience across companies including Eddie Bauer, Spiegel, Costco and Walgreens. Mr. Friang studied business administration, computer sciences, and Internet technology at Edmonds Junior College and North Seattle College.

CORPORATE GOVERNANCE
Chatelle Lynch has served as our Chief People Officer since December 2023. Previously, Ms. Lynch served as Chief People Officer at McAfee from April 2005 to February 2011, where she oversaw the people team, facilities and corporate and executive communications. From February 2011 (when McAfee was acquired by Intel and later renamed Intel Security) to April 2017, Ms. Lynch served as Head of Human Resources for Intel Security. From April 2017 (when Intel Security was spun out from Intel and renamed McAfee) to November 2022, Ms. Lynch served as the Chief People Officer of McAfee. Prior to McAfee/Intel Security, Ms. Lynch held leadership positions at Fluor Corporation, specializing in human resources and compensation. Ms. Lynch holds two bachelor’s degrees from Deakin University in Melbourne.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
Our Board and Audit Committee are asking our stockholders to ratify the appointment by our Audit Committee of KPMG LLP (“KPMG”) as the independent registered public accounting firm to conduct the audit of our financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2024. Stockholder ratification of such selection is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2024. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change should be made.
KPMG has audited our financial statements since 2013. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
Principal Accountant Fees and Services
We were billed by KPMG for the years ended December 31, 2023 and 2022 as follows:

Years Ended December 31

	2023 ($)	2022 ($)

Audit fees	2,578,000	2,807,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	2,578,000	2,807,000

Audit fees above are professional services associated with the annual audit of our financial statements, the annual audit of our internal control over financial reporting, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit. There were no Audit-related fees, Tax fees, or All other fees billed by KPMG for the years ended December 31, 2023 and 2022.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, our Audit Committee determined that such services are compatible with the provision of independent audit services. Our Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.
Additional information concerning our Audit Committee and its activities can be found in the sections named “Board Committees – Audit Committee” and “Report of the Audit Committee.”

PROPOSAL TWO
Pre-Approval Policy
According to policies adopted by our Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by our Audit Committee.
Our Audit Committee approved all services provided by KPMG during the years ended December 31, 2023 and 2022. Our Audit Committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.
Recommendation of Our Board and Audit Committee
OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL TWO
Report of the Audit Committee
The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the Audit Committee:
•reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2023 with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB; and
•discussed the independence of KPMG with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee also appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Submitted by the Audit Committee of our Board:
Robert Krolik, Chair
Karen Katz
James Miller

PROPOSAL THREE
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with SEC rules, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.
This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of The RealReal, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2024 Annual Meeting, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
This proposal will be decided by a majority of the votes cast. This means that this proposal will be approved on an advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. An abstention will have the same effect as a vote “AGAINST” Proposal Three.
As an advisory vote, the result will not be binding on our Board or Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. Our Board and Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.
Recommendation of Our Board and Compensation Committee
OUR BOARD AND OUR COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCUSSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The focus of this Compensation Discussion and Analysis (“CD&A”) is on the Company’s compensation philosophies and programs for our named executive officers (our “NEOs”) for 2023:
•John Koryl, Chief Executive Officer and Director;(1)
•Rati Sahi Levesque, President and Chief Operating Officer; Co-Interim Chief Executive Officer from June 7, 2022 to February 5, 2023;
•Robert Julian, Former Chief Financial Officer; Co-Interim Chief Executive Officer from June 7, 2022 to February 5, 2023;(2)
•Todd Suko,(2) Chief Legal Officer and Secretary; Interim Chief Financial Officer from February 1, 2024 to March 17, 2024; and
•Luke Friang, Chief Technology and Product Officer.(3)

(1)    John Koryl was appointed as our Chief Executive Officer and member of our Board effective February 6, 2023.
(2)    Mr. Julian transitioned from our Chief Financial Officer to an executive advisor on January 31, 2024. Mr. Julian is expected to provide limited consulting services to the Company following his termination of employment on January 31, 2024 through June 30, 2024. Mr. Suko served as Interim Chief Financial Officer from February 1, 2024 to March 17, 2024, and Ajay Gopal joined us as Chief Financial Officer on March 18, 2024. See “—Our New Chief Financial Officer” section below for a description of his new hire compensation package.
(3)    Mr. Friang was appointed as our Chief Technology and Product Officer effective January 16, 2023.
2023 Financial and Business Highlights
In 2023, we delivered strong financial and operational results. We executed on our strategy to re-focus our efforts on generating profitable supply and further refined our growth model. As part of these efforts, we reduced company-owned inventory, overhauled our consignor commission structure, and revamped our approach to sales and marketing. Highlights from 2023 include:
•For the full year 2023, Net Loss was $168 million compared to $196 million in 2022, and our gross margin expanded over 1,000 basis points compared to the full year 2022.
•For the fourth quarter 2023, and for the first time since our IPO in 2019, we reported a full quarter of positive Adjusted EBITDA and positive free cash flow.
•We invested in automation and artificial intelligence, including in automating the picking and packing of items in our authentication centers. These changes have begun to make an impact; for the second half of 2023, Operations and Technology operating expense as a percent of revenue declined 250 basis points compared to the second half of 2022.
In addition, in February 2024 we announced a reworking of our capital structure, creating substantial runway and capital structure flexibility to execute on our strategic vision. We entered into private, separately negotiated debt exchange transactions with certain holders of our 3.00% Convertible Senior Notes due 2025 and our 1.00% Convertible Senior Notes due 2028, which reduced our total indebtedness by more than $17 million. Also in February 2024, Karen Katz was appointed Chairperson of our Board, and in March 2024, Ajay Gopal joined the Company as our new Chief Financial Officer.
We believe we are on the right track and have strong momentum in the business. We have made significant changes to our strategy and tactics, added new talented leadership, and are executing on our strategy to drive profitable growth.

COMPENSATION DISCUSSION AND ANALYSIS
2023 Say-On-Pay Vote and Executive Compensation Updates
In 2023, we held our second non-binding advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote), and we received approximately 91% support from our investors. Following this vote, we conducted an extensive engagement campaign with our stockholders, which we describe in detail below.
The Company qualifies as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and is permitted to provide scaled compensation disclosure as a result. However, we have chosen not to avail ourselves of the scaled disclosure and to provide fulsome disclosure in this CD&A and the compensation tables that follow.
Our Approach
Our Board recognizes the value of regular, two-way dialogue with our stockholders. Feedback from our stockholders is integral to our Board’s decision-making process, and, accordingly, in late 2023 and early 2024 we invited our largest stockholders who represented approximately 50% of our shares outstanding at the time of our outreach to engage with us. We ultimately held meetings with stockholders representing approximately 20% of our shares then outstanding.
During these discussions, we gained valuable input from our stockholders on matters including our corporate governance practices, executive compensation program and approaches to sustainability, risk oversight and human capital management. A summary of the key themes follows below.
Key Themes
Our stockholders were generally pleased with the design of our executive compensation program, and in particular, with the continued incorporation of performance-based awards in our long-term incentive program. A summary of this feedback and the Company’s response follows:

What We Heard		What We Did
Topic	Feedback	Changes for 2022-2023

Long-Term Incentive Awards
Stockholders emphasized the importance of long-term incentive (“LTI”) compensation, and performance-based LTI awards in particular. They were supportive of the continuation of our performance-based restricted stock unit (“PSU”) program in 2023, which began in 2022.
Based on the positive feedback we received from our stockholders regarding our PSU program, we continued our PSU program in 2024 for certain of our NEOs and other executives.

Chief Executive Officer Compensation	Stockholders were generally supportive of the new hire LTI awards granted to our Chief Executive Officer (“CEO”) in 2023, particularly with respect to the PSUs subject to stock price hurdles.
Our Compensation Committee took this feedback into account when designing the compensation program for our new Chief Financial Officer (“CFO”), Ajay Gopal, in 2024. PSUs comprise over 40% of the target value of his LTI awards, and the PSUs vest subject to stock price hurdles to align directly with our stockholders’ interests. For more information, see “—Our New Chief Financial Officer” section below.

Program Design Generally
In general, stockholders were pleased with the overall design and framework of our executive compensation program. Stockholders acknowledged that the Company had taken steps necessary to address their pre-2023 concerns, particularly with granting our first PSU awards in 2022 and continuing our PSU award program in 2023 and 2024.
We plan to continue stockholder outreach on an annual basis in order to ensure alignment between our executive compensation programs and stockholder interests.

COMPENSATION DISCUSSION AND ANALYSIS
Our Board and Compensation Committee intend to consider the results of the 2024 Say-on-Pay vote, as well as future advisory votes and other stockholder feedback, in evaluating our executive compensation program and making its executive compensation decisions.
Our Executive Compensation Philosophy
Through our pay-for-performance philosophy, our primary objective is to create value for our stockholders on a consistent and long-term basis. Our Compensation Committee believes our executive compensation program is designed to reward our executive team in alignment with our business objectives and long-term stockholder interests. Additionally, as detailed further in the section named “Corporate Governance – Oversight of Environmental, Social and Governance (“ESG”) Initiatives,” we believe it is critical for the interests of our executives to be aligned with our values, which guide how we lead, collaborate and drive results.
We operate a highly complex business in a competitive and rapidly evolving market, and our ability to compete and succeed in our market is directly correlated to our ability to recruit, motivate and retain top talent. Our headquarters are located in the San Francisco Bay Area, where competition for leadership talent is especially intense, and the cost of living is high. To succeed in achieving our business objectives, we are focused on retaining and attracting experienced leaders. Our Compensation Committee balances this focus with our stockholders’ interests to ensure that compensation is tightly correlated to long-term, sustained performance. To accomplish this, we believe our compensation packages must have components that executives can understand, are competitive against alternatives and appropriately reward strong performance.
Our executive compensation policies and practices support good governance and discourage excessive risk-taking. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals. In addition to the policies discussed above, the following is a checklist of our policies and practices:

What We Do	What We Don’t Do

•Pay for performance: A significant portion of NEO compensation is tied to the Company’s financial performance and the performance of the Company’s stock price.
•Multiple performance metrics: The annual cash bonus program and the LTI program use multiple performance metrics between the two programs. This approach discourages excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.
•Engagement of independent advisor: Our Compensation Committee directly retains an independent compensation consultant to advise on the Company’s executive compensation program and practices.
•Independent Compensation Committee: Our Compensation Committee consists solely of independent directors.
•"Double trigger” arrangements: The equity awards held by our NEOs require both a change in control of the Company and a qualifying termination of employment for vesting to fully accelerate.

•No guaranteed incentive bonuses: We do not provide guaranteed incentive bonuses to any of our NEOs.
•No enhanced benefits or excessive perquisites: The Company does not maintain enhanced health benefits for its NEOs and does not permit excessive perquisites.
•No tax gross-ups: No tax gross-ups are paid to cover personal income taxes or excise taxes that pertain to executive or severance payments or benefits.
•No executive retirement plans: We do not offer retirement arrangements for our NEOs that are different from those offered to our other employees.
•No “single trigger” acceleration: We do not provide cash severance or automatic full vesting of equity awards based solely upon a change in control of the Company.

COMPENSATION DISCUSSION AND ANALYSIS
Elements of Our 2023 Compensation Program
For 2023, the material elements of our executive compensation program were base salary, annual cash bonuses and LTI compensation in the form of both time-based restricted stock unit (“RSU”) awards and PSU awards. “At risk,” incentive-based compensation in the form of an annual cash bonus and equity-based compensation represents the majority of each NEO’s total target direct compensation mix.

Elements of Pay	Structure	Highlights

Base Salary	•Fixed compensation •Attract and retain NEOs in the short-term	•Established in line with competitive market levels •Aligned to scale, scope and complexity of role

Annual Cash Bonuses	•Incentivize and reward achievement against strategic business goals and objectives in short-term	•Incentive plan funding measured against challenging metrics of Adjusted EBITDA and, for certain NEOs as described below, individual goals

Long-Term Incentive Compensation	•Attract and retain NEOs in the long-term •Motivate and reward achievement of long-term Company financial and operational goals •Directly align interests with stockholders	•RSU awards granted to our NEOs in 2022 with four-year vesting •PSUs granted to our NEOs with cliff vesting or significant service vesting conditions •Granted at competitive market levels
Base Salary
Base salaries provide a level of fixed compensation sufficient to attract and retain a high-performing leadership team, when considered in combination with the other elements of our executive compensation program. The relative levels of base salary for our NEOs are established after considering market-competitive levels and are intended to reflect each NEO’s scope of responsibility.
Annual Cash Bonuses
Annual cash bonuses may be earned by our NEOs under our annual cash bonus program. In support of our “pay-for-performance” philosophy, this program is designed to motivate and reward our NEOs based on their achievement of performance goals established by our Board each fiscal year.
Long-Term Incentive Compensation
Equity awards under our LTI program are a key element of our executive compensation program, which is designed to align the interests of our NEOs with the long-term interests of our stockholders and to motivate our NEOs to achieve our long-term business objectives. A significant portion of the total target direct compensation of each NEO is provided in the form of RSU and PSU awards, the value of which fluctuates directly with our stock price performance.
2023 Compensation Decisions
Executive Pay Mix
For 2023, a significant portion of our total target NEO compensation — base salary, target bonus and 2023 equity award value — consisted of variable, “at-risk” compensation, comprising 81% of Mr. Koryl’s total target compensation and 65% on average for our other NEOs (excluding the values of any special one-time bonuses).

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
In February 2023, our Compensation Committee reviewed the annual base salaries of our existing NEOs after considering a competitive market analysis prepared by its independent compensation consultant, Compensia. Our Compensation Committee relied primarily on compensation peer group data drawn from peer company proxy statements, and in cases where this peer group data was limited for a particular NEO position, custom compensation survey data was used to supplement the peer group data, as necessary. In addition, our Compensation Committee considered each NEO’s roles and responsibilities with the Company.
In light of their strong performance in leading the company during their tenure as Co-Interim CEOs, and in support of their efforts to transition the Company under its new CEO, our Compensation Committee determined it appropriate to increase the base salaries of Ms. Sahi Leveseque and Mr. Julian, as set forth below, effective in April 2023. Mr. Suko’s base salary was increased to $400,000 to more appropriately align with our competitive market data, effective in April 2023. Additionally, in light of his increased responsibilities overseeing the Company’s Internal Audit department, Mr. Suko’s base salary was further increased to $450,000 effective in October 2023. A summary of our NEOs’ base salaries at the end of 2022 and 2023 are set forth below:

NEO	2022 Base Salary ($)	2023 Base Salary ($)	Percentage Increase

John Koryl	—	700,000	—
Rati Sahi Levesque	425,000	475,000	11.8%
Robert Julian	425,000	475,000	11.8%
Todd Suko	345,000	450,000	30.4%
Luke Friang	—	415,000	—
Annual Cash Bonuses
2023 Target Cash Bonus Opportunities
In February 2023, our Compensation Committee reviewed the target annual cash bonus opportunities of our existing NEOs after considering a competitive market analysis prepared by Compensia. Similar to its review of base salary materials, our Compensation Committee relied primarily on compensation peer group data drawn from peer company proxy statements, and in cases where this peer group data was limited for a particular NEO position, custom compensation survey data was used to supplement the peer group data, as necessary. In addition, our Compensation Committee considered each NEO’s roles and responsibilities with the Company.
Given the strong focus on achieving challenging profitability-based metrics for 2023, our Compensation Committee determined to increase 2023 target bonuses (compared to 2022) for Ms. Sahi Levesque and Messrs. Julian and Suko to further incentivize these executives toward achievement against these goals. These target annual cash bonus opportunities were expressed as a percentage of base salary, as follows:

NEO	2023 Target Bonus as Percentage of Base Salary

John Koryl(1)	100%
Rati Sahi Levesque	75%
Robert Julian(2)	75%
Todd Suko	50%
Luke Friang(1)	50%

COMPENSATION DISCUSSION AND ANALYSIS
(1)    2023 annual bonuses for Messrs. Koryl and Friang were prorated based on their February 6, 2023 and January 16, 2023 start dates, respectively.
(2)    Pursuant to the terms of his Transition and Separation Agreement, Mr. Julian was entitled to a full-year 2023 annual bonus based on actual performance.
2023 Annual Cash Bonus Design
Consistent with prior years, executives were eligible to achieve 0 to 200% of their target bonus with respect to the Company’s financial metrics on a full year basis. For the first time, the Committee determined to establish an additional midyear milestone payment as part of our 2023 annual bonus program. This decision was driven by the Committee’s concerns around retention of our executive team and our broader employee base during the new CEO transition.

The midyear milestone payment portion of the 2023 annual bonus was made following the completion of the second quarter and based on Adjusted EBITDA achievement for the six-month period ended June 30, 2023. The midyear milestone bonus could be earned up to a maximum of 100% target achievement and prorated for the first half of the year (January 1, 2023 to June 30, 2023). The full-year bonus payment portion of the 2023 annual bonus was made following completion of the fourth quarter and was based on Adjusted EBITDA achievement for the full year (January 1, 2023 to December 31, 2023). The full-year bonus payments could be earned up to a maximum of 200% with respect to the Company’s financial metrics achievement, less the value of the applicable executive’s midyear milestone payment. Additionally, an alternative stretch goal was established to incentivize management to exit 2023 profitably by measuring Adjusted EBITDA in the fourth quarter of 2023. The plan provided that no payment above target could be earned for the full-year bonus payment if the midyear milestone achievement fell below threshold.
For 2024, the Committee determined to return to an annual bonus plan with a single, year-end payment.
2023 Annual Cash Bonus Metrics
The Committee determined that Adjusted EBITDA would be the most appropriate metric for our 2023 annual bonus program because it captures both profitability progress and the impact of strategic efforts made during the year (e.g., our real estate reduction plan and the resulting restructuring charges). Additionally, this metric reflects the shift in the Company’s business model to re-focus our efforts on generating profitable supply and creating efficiencies. As part of this strategic shift and in an effort to achieve higher margins, the Company decided to de-emphasize certain types of less profitable transactions, thus purposefully impacting overall gross merchandise value and revenue growth in pursuit of an improved profitability profile. Specifically, the company purposefully slowed growth in Direct, wherein the company sells inventory that it owns and carries on its balance sheet, and limited consignment transactions involving certain lower value items. The Committee recognized that such growth metrics, which had been used in prior year annual bonus programs, were not the main drivers for the 2023 fiscal year and determined they should therefore be omitted from the 2023 annual bonus program.
The 2023 annual cash bonus opportunities for our NEOs were based on the following metrics:

Bonus Metrics	Description

Adjusted EBITDA
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes.

Individual Goals (Messrs. Suko and Friang)	Individual performance goals were established based on key objectives in support of the Company’s strategic goals and budget achievement for the applicable team.
To more closely align our annual bonus program with stockholder interests, and given the significant impact their roles have on the financial performance of the Company, in 2022 the Compensation Committee

COMPENSATION DISCUSSION AND ANALYSIS
eliminated the individual performance goals metric for our CEO, President and Chief Operating Officer, and Chief Financial Officer. Our Compensation Committee continued this practice in 2023; the 2023 annual bonus metric for Messrs. Koryl and Julian and Ms. Sahi Levesque was completely based on Adjusted EBITDA. The 2023 annual bonus metrics for Messrs. Suko and Friang were Adjusted EBITDA and individual performance goals, weighted 80/20. The individual performance component could be earned up to a maximum of 100% achievement. The individual performance goals were established by the CEO in the beginning of 2023 based on operating budget, management of department fees, and leadership contributions to the executive team. The Compensation Committee determined the individual performance goal components for Messrs. Suko and Friang were met at target.
Our NEOs were eligible to earn 0% to 100% of their midyear milestone bonus for 2023 with respect to the Adjusted EBITDA metric, measured as of June 30, 2023, as follows (subject to straight-line interpolation for performance achievement between threshold and target):
Midyear Milestone 2023 Adjusted EBITDA Metrics

Bonus Metric	< Threshold (0% Payment)	Threshold (50% Payment)	Target (100% Payment)

Adjusted EBITDA ($ mm)	< -64.0	-64	-60 or >

(1)    With respect to the non-GAAP measure of Adjusted EBITDA, reference is made to the “Adjusted EBITDA Reconciliation” under Part I, Item 2, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023. The performance levels were measured as of the six-month period ended June 30, 2023.
Our NEOs were eligible to earn 0% to 200% of their full-year bonus for 2023 with respect to the Adjusted EBITDA metric, measured as of December 31, 2023, as follows (subject to straight-line interpolation for performance achievement between threshold and stretch):

Full-Year 2023 Adjusted EBITDA Metrics

Bonus Metric	< Threshold (0% Payment)	Threshold (50% Payment)	Target (100% Payment)	Max (150% Payment)	Stretch or > (200% Payment)

Adjusted EBITDA ($ mm)	< -80	-80	-70	-60	-50 or >; Alternatively, Positive Q4 Adjusted EBITDA

(1)    With respect to the non-GAAP measure of Adjusted EBITDA, reference is made to the “Adjusted EBITDA Reconciliation” under Part II, Item 7, of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023. Performance levels were measured on a full-year basis as of December 31, 2023, and the alternative stretch goal of fourth quarter Adjusted EBITDA positivity was measured on a quarterly basis.

2023 Annual Cash Bonus Achievement
In August 2023 and in March 2024, our Board certified the following performance results for the midyear milestone bonus and full year bonus, respectively, which resulted in the pay-out percentages summarized below:

Bonus Metrics	Adjusted EBITDA Results ($ mm)	Level Achievement	Percentage Payment by Metric

Adjusted EBITDA(1)
Midyear Milestone Bonus(2)	-49.6	Target	100%
Full-Year Bonus(3)	+1.4	Stretch	200%
Individual Goals (Messrs. Suko and Friang)	—	Target	100%

COMPENSATION DISCUSSION AND ANALYSIS
(1)    With respect to the non-GAAP measure of Adjusted EBITDA, reference is made to the “Adjusted EBITDA Reconciliation” under Part I, Item 2, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023, with respect to the midyear milestone bonus, and under Part II, Item 7, of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, with respect to the full-year bonus.
(2)    Reflects Adjusted EBITDA results for the six-month period ended June 30, 2023.
(3)    Reflects Adjusted EBITDA results for the fourth quarter of 2023.

The following table summarizes the midyear milestone and full year bonus payouts for each NEO:

NEO	Midyear Milestone Bonus ($)	Full Year Bonus ($)	Total 2023 Bonus Payment ($)

John Koryl(1)	278,082	983,836	1,261,918
Rati Sahi Levesque	167,106	526,284	693,390
Robert Julian(2)	167,106	526,284	693,390
Todd Suko	92,171	262,984	355,155
Luke Friang(1)	94,370	263,781	358,151

(1)    2023 annual bonuses for Messrs. Koryl and Friang were prorated based on their February 6, 2023 and January 16, 2023 start dates, respectively.
(2)    Pursuant to the terms of his Transition and Separation Agreement, Mr. Julian was entitled to the full year bonus for 2023 based on actual performance.
Long-Term Incentive Compensation
Our Philosophy
A significant portion of our NEOs’ total target direct compensation is delivered through equity awards. The Company’s 2019 Equity Incentive Plan was designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the officers and other key employees with those of our stockholders. In 2023, LTI compensation was provided in the form of RSU and PSU awards. Each unit granted pursuant to an RSU or PSU award represents a contingent right to receive one share of our common stock for each unit that vests. Our Compensation Committee believes that RSU awards appropriately align executive interests with long-term stockholder value creation, and enhance retention for key executives. In addition, PSU awards provide further incentive for our executive team to execute on strategic initiatives in order to accomplish and exceed our long-term business goals.
2023 RSU Awards
Our Compensation Committee typically grants annual RSU awards to our NEOs and other senior executives in the first fiscal quarter each year. At its February 2023 meeting, our Compensation Committee reviewed the value of annual RSU awards for each NEO after considering a competitive market analysis prepared by Compensia, along with other factors that included the value of outstanding and unvested equity awards for each NEO and internal leveling among other executive officers.
In March 2023, our Board granted RSUs to Ms. Sahi Levesque and Messrs. Julian and Suko, which vest in 12 substantially equal quarterly installments, subject to the applicable NEO’s continuous service as of each vesting date and subject to acceleration upon certain events. Messrs. Koryl and Friang were granted inducement RSU awards in March 2023 pursuant to the terms of their respective offer letters, which vest 25% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the applicable NEO’s continuous service as of each vesting date and subject to acceleration upon certain events.
The following table sets forth the number of units and the grant date fair value of the RSU awards granted to our NEOs during 2023:

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Total Number of RSUs (#)	Grant Date Fair Value of RSUs ($)

John Koryl(1)	1,250,000	2,037,500
Rati Sahi Levesque	350,000	570,500
Robert Julian	350,000	570,500
Todd Suko	210,000	342,300
Luke Friang(1)	325,000	529,750

(1)    The RSU awards granted to Messrs. Koryl and Friang were granted as a material inducement to their employment and were approved by the Company’s Board of Directors, in accordance with Nasdaq Listing Rule 5635(c)(4). These awards were granted outside of the Company’s equity incentive plans. All other RSUs granted to our NEOs were granted under the Company’s 2019 Equity Incentive Plan.
2023 PSU Awards
In 2022, in response to feedback we received from our stockholders, and aligned with best practices, the Company introduced PSU awards under the Company’s LTI program to further align executive compensation with the Company’s financial performance and to promote executive retention. Our Board made its initial grant of PSU awards to our NEOs in February 2022, and our Board continued the PSU program in March 2023. To further align our NEOs’ compensation with the interests of our stockholders, the PSU metrics for the 2023 PSU awards were stock price hurdles.
Target Value of 2023 PSUs
The target value of the 2023 PSU awards (calculated based on the Company’s closing stock price on the date of grant) comprised 55% of the value of the 2023 LTI compensation awards for Mr. Koryl, and 30% for Ms. Levesque and Messrs. Julian and Suko. Mr. Friang’s new hire LTI award was comprised only of RSUs. Mr. Koryl was granted an inducement PSU award pursuant to the terms of his offer letter.

Named Executive Officer	Total Number of PSUs (#)[1]	Grant Date Fair Value of PSUs ($)[2]

John Koryl	1,500,000	208,500
Rati Sahi Levesque	150,000	69,500
Robert Julian	150,000	69,500
Todd Suko	90,000	41,700
Luke Friang	—	—

(1)    Represents that total number of PSUs that may be earned by each NEO if all service and performance conditions are satisfied.
(2)    PSU values are computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and excluding estimated forfeitures, based on the probable performance outcome using a Monte Carlo valuation (threshold).
Performance and Service Conditions of 2023 PSUs
The 2023 PSU awards are eligible to vest over a five-year performance period based on (a) each NEO’s continuous employment with the Company through the applicable service period and (b) the Company’s stock price achievement, as summarized below:

COMPENSATION DISCUSSION AND ANALYSIS

Tranche(1)	PSUs Eligible to Vest(2)	Service Condition(3)	Performance Condition(4)

1	See below.	12 months	$5.00
2	See below.	24 months	$7.50
3	See below.	36 months	$10.00
4	See below.	48 months	$15.00

(1)    The 2023 PSUs will vest on the first date on which both the service condition and performance condition are achieved for the applicable PSU tranche (referred to herein as “time-vesting” and “performance-vesting”, respectively) during the performance period.
(2)    See the “2023 PSUs Eligible to Vest” table below for the PSUs eligible to vest for each tranche for each NEO.
(3)    Each NEO must be continuously employed by the Company from the vesting commencement date through the service period set forth above for the applicable PSU tranche to time-vest; provided that the service condition will be deemed satisfied (a) upon the consummation of a “change in control” (as defined in the Company’s standard severance and change in control agreement) in which the PSUs are not assumed or substituted or (b) upon his termination without “cause” or resignation with “good reason” (in each case, as defined in the Company’s standard severance and change in control agreement) (i) within the three-month period prior to a change in control or (ii) following a change in control through the 48-month anniversary of the vesting commencement date. As summarized below, only Mr. Koryl’s 2023 PSU award contains a fourth tranche with a $15.00 stock price hurdle and related 48-month continuous service requirement.
(4)    The Company must achieve the stock prices set forth above during the performance period for the applicable 2023 PSU tranche to performance-vest. Stock price performance will be measured based on the 60-day volume-weighted average price of one share of the Company’s common stock registered on Nasdaq, as well as on the last trading day prior to the occurrence of a change in control. As summarized below, only Mr. Koryl’s 2023 PSU award contains a fourth tranche with a $15.00 stock price hurdle and related 48-month continuous service requirement.
2023 PSUs Eligible to Vest
The following table sets forth the number of PSUs subject to the 2023 PSU awards granted to our NEOs assuming performance achievement of each tranche:

Named Executive Officer	Tranche 1 $5.00 Stock Price Number of PSUs Eligible to Performance Vest (#)	Tranche 2 $7.50 Stock Price Number of PSUs Eligible to Performance Vest (#)	Tranche 3 $10.00 Stock Price Number of PSUs Eligible to Performance Vest (#)	Tranche 4 $15.00 Stock Price Number of PSUs Eligible to Performance Vest (#)

John Koryl(1)	150,000	300,000	350,000	700,000
Rati Sahi Levesque	50,000	50,000	50,000	—
Robert Julian	50,000	50,000	50,000	—
Todd Suko	30,000	30,000	30,000	—
Luke Friang	—	—	—	—

(1)    The PSU award granted to Mr. Koryl was granted as a material inducement to his employment and was approved by the Company’s Board of Directors, in accordance with Nasdaq Listing Rule 5635(c)(4). This award was granted outside of the Company’s equity incentive plans. All other PSUs granted to our NEOs were granted under the Company’s 2019 Equity Incentive Plan.
2023 PSU Award Achievement
Neither the service-based nor the performance-based vesting conditions were met during 2023, and, as a result, no 2023 PSUs became vested during 2023.
2022 PSU Award Achievement
The 2022 PSU awards granted to Ms. Sahi Levesque and Messrs. Julian and Suko are eligible to (a) performance-vest over the three-year performance period, subject to annual gross merchandise value (“GMV”) and Adjusted EBITDA targets for each year of the performance period, and (b) service-vest at the

COMPENSATION DISCUSSION AND ANALYSIS
end of a three-year service period, subject to the applicable executive’s continued service through the service vesting date.
Ms. Sahi Levesque and Messrs. Julian and Suko were eligible to earn 0% to 150% of the PSU tranche with respect to the following GMV and Adjusted EBITDA metrics for 2023:

PSU Metrics	< Threshold ($)	Threshold ~~($)~~	Target ($)	Max or > ($)

GMV	< 2,800,000	2,800,000	2,890,000	2,980,000 or >
Adjusted EBITDA	< -50,000,000	-50,000,000	-35,000,000	-20,000,000 or >
In March 2024, our Board certified the following performance results for 2023 for the performance-vesting component of the 2022 PSUs, which resulted in zero PSUs of the 2023 PSU tranche vesting based on performance for 2023:

PSU Metrics	2023 Results ($)	PSU Achievement

GMV	1,726,000	Below Threshold
Adjusted EBITDA	-55,600,000	Below Threshold
2024 PSU Awards
In 2024, the Company continued to grant PSU awards under the Company’s LTI program. The 2024 PSU awards will vest in one tranche based on the achievement of both a time-based vesting condition and a performance-based vesting condition as of fiscal year end 2026 tied to the achievement of specified free cash flow metrics. The Compensation Committee believes that the 2024 PSU award design will further align executive compensation to the Company’s financial performance and interests of our stockholders as well as continue to promote executive retention. Our board granted 2024 PSU awards to Ms. Sahi Levesque and Mr. Suko in March 2024, in addition to 2024 RSU awards.
Other Benefits and Perquisites
We maintain a qualified Section 401(k) retirement savings plan, which allows participants to defer 0% to 100% of their cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and profit-sharing contributions to the plan. In 2023, we matched up to 25% of employee elective deferrals under our 401(k) savings plan, up to a maximum of $1,000 per employee, and did not make any profit-sharing contributions. Participants are always vested in their contributions to the plan, and participants vest in their Company matching and profit-sharing contributions under a one-year to four-year graded vesting schedule. The Company does not maintain enhanced health benefits for its executives. In addition, the Company does not permit excessive perquisites.
New Executives and Special Cash Bonuses
Our New Chief Executive Officer
In connection with his appointment as our Chief Executive Officer on February 6, 2023, the Company and Mr. Koryl entered into an Offer Letter, dated as of January 24, 2023, which sets forth his initial base salary, target annual cash bonus opportunity, a recommendation to our Board for the grant of a long-term incentive compensation awards in the form of RSUs and PSUs, employee benefits according to our applicable Company policy and benefit plans, and a one-time sign-on bonus.
Pursuant to his offer letter with the Company, Mr. Koryl is entitled to (a) an annual base salary of $700,000, (b) a target bonus opportunity of 100% of base salary (prorated for 2023), and (c) a one-time sign-on bonus of $300,000, payable on the first regularly scheduled pay date following Mr. Koryl’s start date with the Company.

COMPENSATION DISCUSSION AND ANALYSIS
If Mr. Koryl is terminated by the Company for “cause” or resigns from the Company without “good reason” (as defined in the offer letter) (i) on or prior to February 6, 2024, he is required to repay the entire sign-on bonus or (ii) between February 6, 2024 and February 6, 2025, he is required to repay one-half of the sign-on bonus. Mr. Koryl is also eligible for severance at the CEO level under the Company’s standard severance and change in control agreement.
In addition, in March 2023 the Company granted Mr. Koryl two inducement equity awards in accordance with the terms of his offer letter of 1,250,000 RSUs and 1,500,000 PSUs as described above under “2023 RSU Awards” and “2023 PSU Awards."
Our New Chief Technology and Product Officer
In connection with his appointment as our Chief Technology and Product Officer on January 16, 2023, the Company entered into an offer letter with Luke Friang on November 16, 2022, which provides for (a) an annual base salary of $415,000, (b) a target bonus opportunity of 50% of base salary (prorated for 2023), and (c) a one-time sign-on bonus of $520,000, of which (i) one half is payable on the first regularly scheduled pay date following Mr. Friang’s start date with the Company and (ii) one half is payable on the first regularly scheduled pay date following the first anniversary of Mr. Friang’s start date with the Company, in each case, subject to his continuous employment with the Company through each such date. This sign-on bonus was intended to compensate Mr. Friang for the value of the equity awards and cash bonuses that Mr. Friang would forfeit upon leaving his previous employer. If Mr. Friang resigns from the Company or is terminated by the Company for “cause” (as defined in the offer letter) prior to January 16, 2025, he is required to repay one-half of the sign-on bonus. In accordance with the terms of his offer letter, in March 2023 the Company granted Mr. Friang an inducement equity award of 325,000 RSUs as described above under “2023 RSU Awards.” Mr. Friang is also eligible for severance under the Company’s standard severance and change in control agreement.
Our New Chief Financial Officer (as of March 2024)
Ajay Gopal was appointed as our new CFO on March 18, 2024. Our Compensation Committee reviewed the various elements of Mr. Gopal’s new hire compensation package and considered the competitiveness of the offer, the timeliness of the appointment given our prior CFO’s departure in January 2024, and alignment with our stockholders’ interests. In its deliberations, our Compensation Committee worked closely with Compensia to understand current market practice in similar situations, including among companies in our compensation peer group. After significant deliberation and arms-length negotiations, the Company and Mr. Gopal entered into an Offer Letter, dated as of February 19, 2024, which sets forth his initial base salary, target annual cash bonus opportunity, a recommendation to our Board for the grant of a LTI compensation awards in the form of RSUs and PSUs, employee benefits according to our applicable Company policy and benefit plans, and a one-time sign-on bonus.
Pursuant to his offer letter with the Company, Mr. Gopal is entitled to (a) an annual base salary of $500,000, (b) a target bonus opportunity of 75% of base salary (prorated for 2024), and (c) a one-time sign-on bonus of $300,000, payable on the first regularly scheduled pay date following Mr. Gopal’s start date with the Company. This sign-on bonus was intended to ensure his ability to start with the Company as early as possible by compensating Mr. Gopal for a portion of the value of the equity awards and cash bonuses that Mr. Gopal would forfeit upon leaving his previous employer. If Mr. Gopal is terminated by the Company for “cause” or resigns from the Company without “good reason” (as defined in the offer letter) (i) on or prior to March 18, 2025, he is required to repay the entire sign-on bonus or (ii) between March 18, 2025 and March 18, 2026, he is required to repay one-half of the sign-on bonus. Mr. Gopal is also eligible for severance at the non-CEO level under the Company’s standard severance and change in control agreement.
In addition, in March 2024 the Company granted Mr. Gopal two inducement equity awards in accordance with the terms of his offer letter: (a) 700,000 RSUs, which will vest 25% on the first anniversary of the vesting commencement date and in 12 substantially equal quarterly installments thereafter, subject to Mr. Gopal’s continuous service with the Company through the applicable vesting date; and (b) 550,000 PSUs, which will be eligible to vest over a four-year performance period based on (i) Mr. Gopal’s continuous service with the Company and (ii) the Company’s stock price achievement, as summarized below:

COMPENSATION DISCUSSION AND ANALYSIS

PSUs Eligible to Vest (1)	Service Condition(2)	Performance Condition(3)

100,000	12 months	$5.00
100,000	24 months	$7.50
150,000	36 months	$10.00
200,000	48 months	$15.00

(1)    The 2024 PSUs will vest on the first date on which both the service condition and performance condition are achieved for the applicable PSU tranche (referred to herein as “time-vesting” and “performance-vesting”, respectively) during the performance period.
(2)    Mr. Gopal must be continuously employed by the Company from the vesting commencement date through the service period set forth above for the applicable PSU tranche to time-vest; provided that the service condition will be deemed satisfied (a) upon the consummation of a “change in control” (as defined in the Company’s standard severance and change in control agreement) in which the 2024 PSUs are not assumed or substituted or (b) upon his termination without “cause” or resignation with “good reason” (in each case, as defined in the Company’s standard severance and change in control agreement) (i) within the three-month period prior to a change in control or (ii) following a change in control through the 48-month anniversary of the vesting commencement date.
(3)    The Company must achieve the stock prices set forth above during the performance period for the applicable PSU tranche to performance-vest. Stock price performance will be measured based on the 60-day volume-weighted average price of one share of the Company’s common stock registered on Nasdaq, as well as on the last trading day prior to the occurrence of a change in control.
Special Retention Bonuses to Ms. Sahi Levesque and Mr. Julian
Ms. Sahi Levesque and Mr. Julian served as Co-Interim CEOs from June 2022 until Mr. Koryl’s start date in February 2023. Once Mr. Koryl was hired as our new CEO, it became clear to our Compensation Committee that the retention of Ms. Sahi Levesque and Mr. Julian during this transitional period was a critical business need and that special retention awards to Ms. Sahi Levesque and Mr. Julian were therefore appropriate. Mr. Koryl was learning our complex and unique business model, and looked to Ms. Sahi Levesque and Mr. Julian for continuity and guidance during this transition.
The Committee also carefully considered the appropriate form of the special retention awards. The Committee reviewed each executive’s 2023 target total direct compensation, equity holdings in the Company (including unvested LTI awards), our burn-rate, our stock price at the time of grant, and the shares available for grant under our 2019 EIP. Based on these factors, and the goal of immediate retention, the Committee determined that cash awards with a service-based condition were appropriate.
To that end, in February 2023, the Company entered into letter agreements (“Special Award Letters”) with each of Ms. Sahi Levesque and Mr. Julian, pursuant to which each executive is eligible to receive a one-time, special cash bonus in the amount of $250,000. Under the Special Award Letters, the cash bonuses became payable subject to the applicable Executive’s continued employment with the Company through December 31, 2023 and certain qualifying termination protections.These bonuses were paid to Ms. Sahi Levesque and Mr. Julian in January 2024, in accordance with the terms of the Special Award Letters. Ms. Sahi Levesque and Mr. Julian were previously granted cash bonuses in 2022 as compensation for their Co-Interim CEO roles and to incentivize their retention until a new CEO was hired.
Our Compensation Process
Role of Our Compensation Committee
Our Compensation Committee meets regularly with management and in executive session without members of management present to make decisions on our executive compensation programs and on the compensation of our CEO and other executives. In making executive compensation decisions, our Compensation Committee reviews a variety of market data and information, including Company, compensation peer group, and relevant industry information, and considers the recommendations of its independent compensation consultant, Compensia. The chair of our Compensation Committee reports the actions of our Compensation Committee to our Board at each regular meeting. With respect to our CEO’s compensation, our Compensation Committee makes recommendations to the independent members of our Board for their review and approval.

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to our Board, as applicable):
•overall compensation strategy;
•amounts and form of executive compensation, including base salary, annual cash bonuses and LTI awards;
•goals and objectives to be considered in determining the compensation of the CEO and other NEOs;
•annual and LTI plans and benefit plans;
•Board compensation for the non-employee members of our Board;
•annual proxy disclosure and CD&A disclosure; and
•our compensation peer group.
Compensation Peer Group
Our Compensation Committee has established a compensation peer group that it uses as a reference in understanding the market competitiveness of our executive compensation programs. Our Compensation Committee evaluates this peer group on an annual basis to ensure that the companies selected remain appropriate.
The following companies comprised our compensation peer group for 2023:

2023 Compensation Peer Group

a.k.a. Brands Holdings	EverQuote	Poshmark	ThredUp
Brilliant Earth Group	Movado Group	Purple Innovation	Tilly’s
CarParts.com	PetMed Express	Quotient Technology	TrueCar
Cars.com	Polished.com	Rent the Runway
Eventbrite	Porch Group	Stitch Fix
The following guiding criteria was used in establishing our compensation peer group:

Industry	•Internet and direct marketing retail •Interactive media and services; software •Other industry connected to retail, or consumer discretionary, with a focus on internet and direct marketing

Revenue	•Prior four quarters’ revenue in range of 0.4x to 2.5x to the Company

Market Capitalization	•Market capitalization range of 0.2x to 5.0x to the Company

Other Factors	•Positive growth •Similar post-IPO maturation •Companies who may compete for executive talent in the San Francisco Bay Area
Certain of our peer companies from 2022 were removed from our 2023 peer group due to revenue or market capitalization growth exceeding our criteria. Peer companies that were added to our 2023 peer group were selected based on the criteria described above.

COMPENSATION DISCUSSION AND ANALYSIS
For executive positions where our compensation peer group data is limited, our Compensation Committee also reviewed survey data from Radford comprised of participating peer companies and other financially relevant industry competitors.
Role of the Independent Compensation Consultant
Since 2019, Compensia has been engaged as the independent compensation consultant of our Compensation Committee. Our Compensation Committee has analyzed under the applicable SEC rules and the relevant Nasdaq listing standards whether the work of Compensia as a compensation consultant raises any conflict of interest and has determined that the work of Compensia has not created any conflict of interest.
Compensia reviews and advises on all principal aspects of our executive compensation program. Its main responsibilities include:
•providing independent advice to our Compensation Committee on current trends and best practices in compensation design and program alternatives, and advising on plans or practices that may improve the effectiveness of our compensation program;
•providing and discussing compensation peer group and broad compensation survey data for competitive comparisons and, based on this information, preparing independent analyses on NEO compensation, including the CEO and newly hired executives;
•reviewing our equity plan and assessing total share usage relative to our peers;
•reviewing the CD&A and other compensation-related disclosures in our proxy statements;
•offering recommendations, insights and perspectives on compensation-related matters; and
•assisting our Compensation Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.
Role of Management
Our CEO is present at Compensation Committee meetings, except when our Compensation Committee is in executive session or when the CEO’s own compensation is being discussed. With regard to executive compensation, our CEO provides an evaluation of each NEO’s performance to our Compensation Committee and makes recommendations with respect to base salary, target annual cash bonus opportunities and LTI compensation for each of her direct reports. These recommendations are made after considering competitive market data drawn from our compensation peer group and other relevant sources, as well as each executive’s responsibilities and impact to the organization. While these recommendations are considered by our Compensation Committee, the members of our Compensation Committee make their own determinations in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive and exercise of business judgment.
Employment, Severance and Change in Control Agreements
The Company has not entered into formal employment agreements with any of our NEOs. In May 2021, our Board approved a form severance and change in control agreement for our executives, which each of our NEOs has entered into. For a description of these agreements, please see the section named “Compensation Tables – Potential Payments Upon Termination or a Change in Control.”
Clawback Policy
In July 2023, our Compensation Committee adopted a new clawback policy intended to comply with the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corresponding listing standards, of the Nasdaq Stock Market, and which superseded our previous clawback policy that was originally adopted in November 2021. Under the clawback policy, the Company must recover incentive-based compensation from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an

COMPENSATION DISCUSSION AND ANALYSIS
error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period). The clawback policy requires the Company to recover reasonably promptly the amount of incentive compensation received by executive officers that exceeds the incentive compensation that would have been received taking into account the accounting restatement, regardless of whether the restatement is due to any fault or misconduct on the part of the officer.

COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation, Diversity and Inclusion Committee
The Compensation Committee has reviewed and discussed the CD&A with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement.
Submitted by the Compensation, Diversity and
Inclusion Committee of our Board:
Caretha Coleman, Chair
Chip Baird
Niki Leondakis

COMPENSATION TABLES
2023 Summary Compensation Table
The following table provides information on the compensation of our NEOs for services performed in each of the last three fiscal years:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

John Koryl(6) Chief Executive Officer	2023	619,231	300,000	2,246,000	—	1,261,918	1,000	4,428,149
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—

Rati Sahi Levesque(6) President and Chief Operating Officer	2023	461,539	250,000	640,000	—	693,390	1,000	2,045,929
	2022	417,308	250,000	2,577,977	—	—	1,000	3,246,285
	2021	367,308	—	3,846,366	—	112,435	1,000	4,327,109

Robert Julian(6) Chief Financial Officer	2023	461,539	250,000	640,000	—	693,390	1,000	2,045,929
	2022	425,000	1,000,000	644,494	—	—	1,000	2,070,494
	2021	99,712	750,000	7,308,250	—	32,470	123	8,190,309

Todd Suko(6) Chief Legal Officer and Secretary	2023	392,885	—	384,000	—	355,155	1,000	1,133,040
	2022	341,923	150,000	1,321,168	—	27,378	1,000	1,841,469
	2021	325,000		1,414,130	—	79,456	1,000	1,819,586

Luke Friang(6) Chief Technology and Product Officer	2023	391,058	260,000	529,750	—	358,151	1,000	1,539,959
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—

(1)    Amounts reported in this column reflect the base salaries earned during the applicable year.
(2)    Amounts reported in this column reflect cash bonuses earned during the applicable year, as discussed in footnote (7).
(3)    Amounts reported in this column reflect the aggregate of (a) the grant date fair value of RSU awards granted in 2023, 2022 and 2021, computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and excluding estimated forfeitures, based on the Company’s stock price on the date of grant and (b) the grant date fair value of 2023 PSU awards granted in 2023, computed in accordance with FASB ASC Topic 718, and excluding estimate forfeitures, based on the probable performance outcome using a Monte Carlo valuation (threshold). The grant date fair value of the 2023 PSU awards if maximum performance is achieved (i.e., all performance metrics are met and all tranches vest) is as follows for Mr. Koryl, Ms. Sahi Levesque, and Messrs. Julian and Suko, respectively: $2,445,000, $244,500, $244,500, and $146,700.
(4)    Amounts reported in this column represent the payments earned under our annual cash bonus program for the applicable year.
(5)    Amounts reported in this column reflect Section 401(k) matching contributions earned by each NEO.
(6)    2023 Koryl Sign-on Bonus: Pursuant to the terms of Mr. Koryl’s offer letter, entered into with the Company on January 25, 2023, Mr. Koryl was entitled to receive a one-time sign-on bonus of $300,000, payable on the first regularly scheduled pay date following his start date with the Company, subject to certain repayment conditions. This bonus payment is reflected under “Bonus” for 2023.
2023 Special Bonuses: In connection with Mr. Koryl’s onboarding as our CEO, Ms. Sahi Levesque and Mr. Julian were each granted special cash bonuses in the amount of $250,000, respectively, which become payable within 15 days following December 31, 2023, subject to the applicable executive’s continued employment with the Company through such date. These bonus payments are reflected under “Bonus” for 2023, and were paid out in January 2024 in accordance with their terms.
2023 Friang Sign-On Bonus: Pursuant to the terms of Mr. Friang’s offer letter, entered into with the Company on November 16, 2022, Mr. Friang was entitled to receive a $520,000 sign-on bonus, payable in two equal installments, the first of which is due within 30 days of his start date (which was earned in 2023) and the second of which comes due on the first anniversary of his start date (which was earned in 2024), in each case, subject to Mr. Friang’s continued employment through each applicable payment date and certain repayment conditions. The first installment of Mr. Friang’s sign-on bonus is reflected under “Bonus” for 2023, and was paid out in January 2023 in accordance with its terms.
2022 Special Bonuses: In connection with our former CEO Julie Wainwright’s transition from CEO and Board Chair to an executive advisor on June 7, 2022, Ms. Sahi Levesque and Messrs. Julian and Suko were each granted special cash bonuses in the amounts of $250,000, $250,000 and $150,000, respectively, which become payable within 15 days following the earlier of (a) the nine-month anniversary of June 7, 2022 (i.e., March 7, 2023) or (b) the three-month anniversary of the date on which the Company’s new permanent CEO commences employment with the Company (the “Award Date”), subject to the applicable executive’s continued employment with the Company through the Award Date. These bonus payments are reflected under “Bonus” for 2022, and were paid out in March 2023 in accordance with their terms.
2022 and 2021 Julian Sign-On Bonuses: Pursuant to the terms of Mr. Julian’s offer letter, entered into with the Company on

COMPENSATION TABLES
September 15, 2021, Mr. Julian was entitled to receive (a) a $500,000 relocation bonus, payable within the first 30 days of his start date with the Company (which was earned in 2021), and (b) a $1,000,000 sign-on bonus, payable in four quarterly installments over the first 12 months of employment (of which $250,000 was earned in 2021 and $750,000 was earned in 2022), in each case, subject to Mr. Julian’s continued employment through each applicable payment date and certain repayment conditions. These bonus payments are reflected under “Bonus” for 2022 and 2021, respectively.
2023 Grants of Plan-Based Awards Table
The following table provides information on plan-based awards made in 2023 to each of our NEOs:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John Koryl	Cash Bonus	—	315,479	630,959	1,261,918	—	—	—	—	—
	RSU	3/3/2023	—	—	—	—	—	—	1,250,000	2,037,500
	PSU	3/3/2023	—	—	—	150,000	1,500,000	—	—	208,500

Rati Sahi Levesque	Cash Bonus	—	173,348	346,695	693,390	—	—	—	—	—
	RSU	3/3/2023	—	—	—	—	—	—	350,000	570,500
	PSU	3/3/2023	—	—	—	50,000	150,000	—	—	69,500

Robert Julian	Cash Bonus	—	173,348	346,695	693,390	—	—	—	—	—
	RSU	3/3/2023	—	—	—	—	—	—	350,000	570,500
	PSU	3/3/2023	—	—	—	50,000	150,000	—	—	69,500

Todd Suko	Cash Bonus	—	118,385	197,308	355,155	—	—	—	—	—
	RSU	3/3/2023	—	—	—	—	—	—	210,000	342,300
	PSU	3/3/2023	—	—	—	30,000	90,000	—	—	41,700

Luke Friang	Cash Bonus	—	118,384	198,973	358,151	—	—	—	—	—
	RSU	3/3/2023	—	—	—	—	—	—	325,000	529,750

(1)    These columns represent the potential awards under our annual cash bonus program for 2023, as further discussed in the section named “Compensation Discussion and Analysis – 2023 Compensation Decisions – Annual Cash Bonuses.” The payments our NEOs earned under our annual cash bonus program for 2023 are reflected in the 2023 Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2023.
(2)    Each 2023 PSU award was granted under our 2019 Equity Incentive Plan or, in the case of Mr. Koryl’s award, granted outside of our equity plans as a material inducement to employment under Nasdaq Rule Listing Rule 5635(c)(4), and vests subject to the applicable executive’s continued service through the applicable service period and the Company’s stock price achievement over a five-year performance period, except that a portion of the 2023 PSU award may vest in the event of a qualifying termination that occurs in the change of control context (see the section named “Potential Payments Upon Termination or Change in Control”). Performance is measured based on achievement of stock price hurdles and service-based vesting conditions, as further discussed in the section named “Compensation Discussion and Analysis – 2023 Compensation Decisions – Long-Term Incentive Compensation.” Amounts included in the column labeled “threshold” reflect the first tranche of PSUs vesting, which is the minimum amount of PSUs payable, and amounts included in the column labeled “target” reflects all tranches vesting, which is the maximum amount of PSUs payable. There is no payout possible above target.
(3)    Each 2023 RSU award granted to Ms. Sahi Levesque and Messrs. Suko and Julian was granted under our 2019 Equity Incentive Plan and vests in 12 equal installments on a quarterly basis following the vesting commencement date. Each 2023 RSU award granted to Messrs. Koryl and Friang was granted outside of our equity plans as a material inducement to employment under Nasdaq Rule Listing Rule 5635(c)(4) and vests 25% on the first anniversary of the applicable vesting commencement date and in 12 equal installments on a quarterly basis thereafter. Vesting will occur only if the NEO is continuously employed by the Company or one of its subsidiaries through each vesting date, except that a portion of the 2023 RSU award may vest in the event of a qualifying

COMPENSATION TABLES
termination that occurs in the change of control context. See the section named “Potential Payments Upon Termination or Change in Control.”
(4)    This column represents (a) the grant date fair value of 2023 RSU awards granted to our NEOs in 2023 computed in accordance with FASB ASC Topic 718 and excluding estimated forfeitures, determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award and (b) the grant date fair value of 2023 PSU awards granted in 2023, computed in accordance with FASB ASC Topic 718, and excluding estimate forfeitures, based on the probable performance outcome using a Monte Carlo valuation (threshold).
2023 Outstanding Equity Awards at Fiscal Year End Table
The following table presents information regarding the outstanding stock options, RSU and PSU awards held by each of our NEOs as of December 31, 2023.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

John Koryl	3/3/2023(3)	2/20/2023	—	—	—	—	1,250,000	2,512,000	—	—
	3/3/2023(4)	2/20/2023	—	—	—	—	—	—	150,000	208,500

Rati Sahi Levesque	2/19/2015	2/19/2015	44,905	—	1.74	2/19/2025	—	—	—	—
	12/17/2015	12/17/2015	36,119	—	3.48	12/17/2025	—	—	—	—
	2/16/2017	2/16/2017	35,799	—	2.56	2/16/2027	—	—	—	—
	12/5/2018	12/5/2018	73,608	—	7.64	12/5/2028	—	—	—	—
	7/22/2019	8/20/2019	65,001	—	24.79	7/22/2029	—	—	—	—
	2/20/2020(5)	2/20/2020	—	—	—	—	7,818	15,714	—	—
	3/13/2021(5)	2/20/2021	—	—	—	—	30.072	60,445	—	—
	12/13/2021(5)	11/20/2021	—	—	—	—	68,359	137,402	—	—
	2/14/2022(5)	2/20/2022	—	—	—	—	83,822	168,482	—	—
	2/18/2022(6)	1/1/2022	—	—	—	—	—	—	74,508	93,135
	3/3/2023(7)	2/20/2023	—	—	—	—	262,500	527,625	—	—
	3/3/2023(4)	2/20/2023	—	—	—	—	—	—	50,000	69,500

Robert Julian	11/3/2021(8)	10/1/2021	—	—	—	—	249,167	500,826	—	—
	2/14/2022(5)	2/20/2022	—	—	—	—	20,956	42,122	—	—
	2/18/2022(6)	1/1/2022	—	—	—	—	—	—	18,627	23,284
	3/3/2023(7)	2/20/2023	—	—	—	—	262,500	527,625	—	—
	3/3/2023(4)	2/20/2023	—	—	—	—	—	—	50,000	69,500

Todd Suko	5/5/2020(3)	5/20/2020	—	—	—	—	34,375	69,094	—	—
	3/13/2021(5)	2/20/2021	—	—	—	—	6,016	12,092	—	—
	12/13/2021(5)	11/20/2021	—	—	—	—	41,016	82,442	—	—
	2/14/2022(5)	2/20/2022	—	—	—	—	58,675	117,937	—	—
	2/18/2022(6)	1/1/2022	—	—	—	—	—	—	22,352	27,940
	3/3/2023(7)	2/20/2023	—	—	—	—	157,500	316,575	—	—
	3/3/2023(4)	2/20/2023	—	—	—	—	—	—	30,000	41,700

COMPENSATION TABLES

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Luke Friang	3/3/2023(3)	2/20/2023	—	—	—	—	325,000	653,250	—	—

(1)    Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($2.01) as of the close of trading on December 29, 2023 (the last trading day prior to our December 31, 2023 fiscal year-end).
(2)    With respect to the PSUs granted in 2022, value is calculated by multiplying the number of PSUs that have not vested by the closing market price of our stock ($2.01 as of the close of trading on December 29, 2023 (the last trading day prior to our December 31, 2022 fiscal year-end). With respect to the PSUs granted in 2023, value is calculated based on the Monte Carlo valuation.In accordance with SEC guidance, the number of PSUs reflect threshold performance.
(3)    This award vests 25% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the NEO’s continuous employment through the applicable vesting date.
(4)    This award vests subject to the applicable executive’s continued service through the applicable service period and the Company’s stock price achievement over a five-year performance period.
(5)    This award vests in 16 equal quarterly installments, subject to the NEO’s continuous employment through the applicable vesting date.
(6)    This award cliff-vests subject to the applicable executive’s continued service through March 1, 2025 and the Company’s performance over a three-year period based on achievement of annual GMV and Adjusted EBITDA goals, weighted 50/50 and measured annually from January 1, 2022 through December 31, 2024.
(7)    This award vests in 12 equal quarterly installments, subject to the NEO’s continuous employment through the applicable vesting date.
(8)    This award vests 35% on the first anniversary of the vesting commencement date and in 12 equal quarterly installments thereafter, subject to the NEO’s continuous employment through the applicable vesting date.
2023 Option Exercises and Stock Vested Table
The following table sets forth the number of shares of the Company’s common stock acquired by our NEOs through stock option exercises and the vesting of PSU and RSU awards during 2023. No PSU awards vested during 2023. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the closing price of the Company’s common stock on the date of exercise (or, in the event the date of exercise occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day) and the option exercise price and, in the case of PSU and RSU awards, based on the closing price per share of the Company’s common stock on the vesting date (or, in the event the vesting date occurs on a holiday or weekend, the closing price of the Company’s common stock on the immediately preceding trading day).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John Koryl	—	—	—	—
Rati Sahi Levesque	—	—	221,761	435,432
Robert Julian	—	—	221,396	410,493
Todd Suko	—	—	172,649	337,284
Luke Friang	—	—	—	—

COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control
Severance and Change in Control Agreements
As noted above, in May 2021, our Board approved a form severance and change in control agreement for our executives, and each of our NEOs has since entered into this form agreement. All severance payments and benefits described hereunder are subject to the applicable NEO’s execution and non-revocation of a release of claims in favor of the Company. The Company’s standard severance and change in control agreement has a three-year term, subject to automatic one-year renewal periods unless the Company provides at least 60 days of advance notice of its intention to terminate the applicable agreement. The Company’s standard severance and change in control agreement also contains restrictive covenants, including confidentiality, non-competition and non-solicitation obligations.
Qualifying Termination During the Change in Control Protection Period
If the employment of an NEO is terminated by the Company without “cause” or the NEO resigns from the Company with “good reason,” in either case, during the three-month period preceding or the 12-month period following a “change in control” of the Company (referred to as the “change in control protection period”) (each term, as defined in the Company’s standard severance and change in control agreement), the NEO would be entitled to the following payments and benefits:

Component	Benefits

Salary Benefit	1.5 times base salary (CEO) or 1.0 times base salary (other NEOs), payable in a lump sum

Bonus
1.0 times target annual cash bonus opportunity plus a prorated portion of the target annual cash bonus opportunity (prorated based on the number of days elapsed in the calendar year as of the termination date), payable in a lump sum

Equity	Full acceleration of all outstanding and unvested equity awards

Health Benefits	COBRA subsidy for 18 months (CEO) or 12 months (other NEOs), payable in a lump sum
Qualifying Termination Outside of the Change in Control Protection Period
If the employment of an NEO is terminated by the Company without cause or the NEO resigns from the Company with good reason, in either case, outside of the change in control protection period, the NEO would be entitled to the following payments and benefits:

Component	Benefits

Salary Benefit	1.0 times base salary (CEO) or 0.5 times base salary (other NEOs), payable in a lump sum

Bonus	N/A

Equity	N/A

Health Benefits	COBRA subsidy for 12 months (CEO) or 6 months (other NEOs), payable in a lump sum
Our Former Chief Financial Officer
On September 29, 2023, the Company announced that Robert Julian would step down from his CFO role on January 31, 2024, and would serve as an executive advisor to the Company from February 1, 2024 to June 30, 2024. Mr. Julian’s termination of employment constituted a termination without “cause,” as defined in our

COMPENSATION TABLES
severance and change in control agreement, and Mr. Julian became entitled to the benefits provided thereunder for a qualifying termination outside of the change in control period. In order to ensure continuity between Mr. Julian and our executive team, on September 28, 2023 the Company entered into a Transition and Separation Agreement with Mr. Julian relating to the termination of his employment on January 31, 2024 (the “Transition and Separation Agreement”) and a Consulting Agreement related to his continued service as an executive advisor to the Company following his termination of employment (the “Consulting Agreement”).
Pursuant to the terms of the Transition and Separation Agreement, upon his termination, and subject to his execution and non-revocation of a release of claims in favor of the Company, Mr. Julian was entitled to the cash severance and benefits described above under the severance and change in control agreement for qualifying terminations that occur outside of the change in control protection period, as well as the full year annual bonus under the 2023 annual bonus program based on actual performance achievement. Mr. Julian must also comply with certain restrictive covenants, including confidentiality and non-disparagement obligations.
Pursuant to the terms of the Consulting Agreement, from February 1, 2024 to June 30, 2024, Mr. Julian is eligible to receive a monthly consulting fee in the amount of $5,000 and continued vesting of his equity awards, subject to his continued service with the Company through each applicable vesting date.
Potential Payments Table
The tables below reflect the value of compensation and benefits that would become payable to each of our NEOs under his or her severance and change in control agreement (or, in the case of Mr. Julian, his Transition and Separation Agreement) if, on December 31, 2023, (a) with respect to the first table, a change in control occurred and the NEO experienced a qualifying termination of employment or (b) with respect to the second table, the NEO experienced a qualifying termination of employment. A qualifying termination of employment generally refers to the NEO’s termination of employment by the Company without “cause” or the NEO’s resignation with “good reason” (each, as defined in the applicable agreement) and does not include death, disability or retirement. Our NEOs are not entitled to severance, or any other benefits, if they experience a non-qualifying termination.
The amounts below are based on the NEO’s outstanding and unvested equity awards as of December 31, 2023 and the Company’s closing stock price of $2.01 on the preceding trading day, December 29, 2023.
Qualifying Termination and Change in Control

Name	Cash Severance ($)(1)	Benefit Continuation ($)(2)	Options ($)(3)	RSUs ($)(4)	PSUs ($)(5)	Total ($)

John Koryl	2,380,959	42,012	—	2,512,500	3,015,000	7,950,471
Rati Sahi Levesque	1,177,945	1,935	—	909,668	451,261	2,540,809
Todd Suko	872,308	26,382	—	598,140	225,828	1,722,658
Luke Friang	821,473	26,382	—	653,250	—	1,501,105

(1)    Represents (a) 1.5 times base salary for Mr. Koryl and 1.0 times base salary for Ms. Sahi Levesque and Messrs. Suko and Friang, (b) 1.0 times the 2023 target annual cash bonus opportunity, and (c) a prorated portion of the 2023 target annual cash bonus opportunity (assuming 100% of days worked during 2023).
(2)    Represents (a) an 18-month COBRA subsidy for Mr. Koryl and (b) a 12-month COBRA subsidy for Ms. Sahi Levesque and Messrs. Julian, Suko and Friang.
(3)    Ms. Sahi Levesque’s unvested stock options as of December 31, 2023 have an exercise price that is greater than the closing stock price as of December 30, 2022 (the preceding trading day) and, as a result, are not ascribed any value. Messrs. Koryl, Julian, Suko and Friang did not hold any stock options as of December 31, 2023.
(4)    Represents full acceleration of unvested RSUs.
(5)    Represents full acceleration of unvested PSUs based on target performance.

COMPENSATION TABLES
Qualifying Termination

Name	Cash Severance ($)(1)	Benefit Continuation ($)(2)	Options ($)	RSUs ($)	PSUs ($)	Total ($)

John Koryl	700,000	28,008	—	—	—	728,008
Rati Sahi Levesque	237,500	968	—	—	—	238,468
Robert Julian(3)	237,500	13,191	—	—	—	250,961
Todd Suko	225,000	13,191	—	—	—	238,191
Luke Friang	207,500	13,191	—	—	—	220,691

(1)    Represents (a) 1.0 base salary for Mr. Koryl and (b) 0.5 times base salary for Ms. Levesque and Messrs. Julian, Suko and Friang. For Mr. Julian, also includes the 2023 annual cash bonus (based on actual performance achievement) he received pursuant to the terms of his Transition and Separation Agreement.
(2)    Represents (a) a 12-month COBRA subsidy for Mr. Koryl and (b) a six-month COBRA subsidy for Ms. Levesque and Messrs. Julian, Suko and Friang.
(3)    As described above, Mr. Julian’s employment terminated effective January 31, 2024. As permitted by SEC guidance, the amounts shown are the actual amounts Mr. Julian received in connection with his termination pursuant to Mr. Julian’s Transition and Separation Agreement. Mr. Julian was also entitled to receive his full year annual bonus for 2023 based on actual performance achievement.
CEO Pay Ratio
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee and the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (‘‘CEO Pay Ratio’’). The following CEO Pay Ratio disclosure for 2023 is the Company’s reasonable, good faith estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K and Section 952(6) of the Dodd-Frank Act and may not be comparable to the pay ratio disclosures of other companies.
To identify our median employee, we chose December 31, 2023 as the measurement date. As of such date, the Company had 3,032 employees, all of which were employed in the United States. We included all full-time and part-time employees and excluded our CEO, John Koryl, and all independent contractors and leased employees. As permitted by SEC rules, we annualized the 2023 total compensation of Mr. Koryl who joined the Company on February 6, 2023 and was serving as CEO on the date selected to calculate the median employee.
As permitted under the SEC rules, we then calculated the total cash compensation for all employees who were active employees as of the measurement date using their gross compensation stated on their 2023 Form W-2, annualizing total cash compensation for any employee that commenced employment during 2023. Using this annual cash compensation data, we identified the median employee. Once the median employee was identified, the annual total compensation of this employee was calculated in accordance with the requirements of the “Total Compensation” column of the Summary Compensation Table.
For 2023, the median of the annual total compensation of our employees (other than Mr. Koryl) was $51,920. The annual total compensation of our CEO, as reported in the “Total Compensation” column of the 2023 Summary Compensation Table included in this proxy statement, was $4,428,149, which equals $4,647,000 on an annualized basis. Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 89.5:1.

PAY VERSUS PERFORMANCE
Pay vs. Performance
As required by SEC rules, the following tables set forth required information regarding the relationship between compensation paid to our CEO, who is our principal executive officer (“PEO”), and our other NEOs, calculated in accordance with SEC regulations, and the Company’s financial performance for fiscal years 2023, 2022 and 2021. The Company qualifies as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and has provided scaled pay versus performance disclosure as permitted by and in accordance with SEC rules. For information regarding decisions made by our Compensation Committee with respect to executive compensation, refer to our CD&A.

	John Koryl(1)		Rati Sahi Levesque(1)		Robert Julian(1)		Julie Wainwright(1)
Year	Summary Compen- sation Table Total for PEO ($)(2)	Compen-sation Actually Paid to PEO(3)	Summary Compen- sation Table Total for PEO ($)(2)	Compen- sation Actually Paid to PEO(3)	Summary Compen- sation Table Total for PEO(2)	Compen- sation Actually Paid to PEO(3)	Summary Compen- sation Table Total for PEO(2)	Compen- sation Actually Paid to PEO(3)	Average Summary Compen- sation Table Total for Non-PEO NEOs(4)	Average Compen- sation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Loss(7)

2023	4,428,149	7,709,649	2,045,929	2,617,003	2,045,929	2,582,719	—	—	1,336,500	1,876,296	10.29	168,472,000
2022	—	—	3,246,285	(3,852,982)	2,070,494	(6,765,822)	5,360,969	(4,077,100)	1,037,349	(3,143,353)	59.42	196,445,000
2021	—	—	—	—	—	—	4,985,262	(813,737)	4,653,506	2,001,534	10.77	236,107,000

(1)     Mr. Koryl was appointed the Company’s CEO on February 6, 2023. Our founder Ms. Wainwright stepped down as the Company’s CEO and Board Chair on June 7, 2022, and Ms. Sahi Levesque and Mr. Julian served as the Company’s Co-Interim CEOs from June 7, 2022 to February 5, 2023.
(2)     The dollar amounts reported are the amounts of total compensation reported in the Summary Compensation Table for our PEOs Mr. Koryl, Ms. Sahi Levesque and Mr. Julian for fiscal year 2023, Ms. Sahi Levesque, Mr. Julian and Ms. Wainwight, respectively, in the Summary Compensation Table for fiscal year 2022, and for Ms. Wainwright for fiscal year 2021.
(3)    The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Koryl, Ms. Sahi Levesque, Mr. Julian and Ms. Wainwight, respectively, as computed in accordance with SEC rules. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to each PEO. The dollar amounts reported are the amounts of total compensation reported Mr. Koryl, Ms. Sahi Levesque, Mr. Julian and Ms. Wainwight, respectively, during the applicable year, adjusted for (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. The Company does not offer a defined benefit pension plan, so no pension adjustments were made. See Table below for further information.
(4)    The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the Summary Compensation Table for fiscal years 2023, 2022 and 2021. For 2023, our non-PEO NEOs included: Todd Suko and Luke Friang. For 2022, our non-PEO NEOs included: Todd Suko and Arnie Katz. For 2021, our non-PEO NEOs included: Rati Sahi Levesque, Robert Julian, Todd Suko, Matt Gustke and Arnie Katz.
(5)    The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEOs. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to each PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the Summary Compensation Table for fiscal years 2023, 2022 and 2021, adjusted for (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. The Company does not offer a defined benefit pension plan, so no pension adjustments were made. See Table below for further information.
(6)    Reflects the cumulative shareholder return over the measurement period, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. For 2023, the closing price of our common stock on December 30, 2022 (the last trading day preceding December 31, 2022) was $1.25, and the closing price of our common stock on December 29, 2023 was $2.01 (the last trading day preceding December 31, 2023). For 2022, the closing price of our common stock on December 31, 2021 was $11.61, and the closing price of our common stock on December 30, 2022 was $1.25. For 2021, the closing price of our common stock on December 31, 2020 was $19.54, and the closing price of our common stock on December 31, 2021 was $11.61.
(7)    Reflects net income (loss) reflected in the Company’s audited financial statements for the applicable year.

PAY VERSUS PERFORMANCE

To calculate the amounts in the “Compensation Actually Paid to PEO” columns in the table above, the following amounts were deducted from and added to (as applicable) each of our PEO’s “Total” compensation as reported in the Summary Compensation Table:

PEO: John Koryl
Year	Deduct Summary Compensation Table Total for PEO	Add Reported Value of Equity Awards for PEO(1)	Add Fair Value as of Year End for Unvested Awards Granted During the Year	Add Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Add Fair Value of Awards Granted and Vested During the Year	Add Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO

2023	4,428,149	2,246,000	5,527,500	—	—	—	7,709,649
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—

PEO: Rati Sahi Levesque
Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO

2023	2,045,929	640,000	829,125	89,880	179,667	112,402	2,617,004
2022	3,246,285	2,577,977	337,615	(3,385,059)	69,152	(1,542,998)	(3,852,982)
2021	—	—	—	—	—	—	—

PEO: Robert Julian
Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO

2023	2,045,929	640,000	829,125	66,237	179,667	101,761	2,582,719
2022	2,070,494	644,494	84,404	(6,208,563)	17,287	(2,084,950)	(6,765,822)
2021	—	—	—	—	—	—	—

(1)    Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.
To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

Non-PEO NEOs
Year	Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awrds for Non-PEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to Non-PEO NEOs

2023	1,336,500	456,875	575,363	321,751	53,900	45,657	1,876,296
2022	1,037,349	660,584	80,911	(2,652,328)	24,203	(972,902)	(3,143,353)
2021	4,653,506	4,074,744	2,440,094	(694,134)	147,912	(471,101)	2,001,534

(1)    Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

Relationship between Pay and Performance
Our “total shareholder return,” as set forth in the above table, during the three-year period ending December 31, 2023 decreased by 90%, compared to an increase of 39% for the Russell 3000 index during this time. Our net income (loss) improved by $7.4MM during this period. During the one-year period ending December 31, 2023, our total shareholder return increased by 161%, compared to an increase of 156% for the Russell 3000.
Over the three-year period ending December 31, 2023, Ms. Levesque saw compensation actually paid increase from $329K to $2.6MM. Over the same period, Mr. Julian saw compensation actually paid decrease from $7.6MM to $2.6MM. Because Mr. Koryl joined the Company in February 2023, there is no prior year comparison for Mr. Koryl. The three-year average compensation actually paid for other non-PEO NEOs increased from ($478K) to $1.9MM.
We feel our compensation programs have the appropriate level of incentive-based compensation and are designed to deliver pay in line with shareholder interest.

DIRECTOR COMPENSATION
Our non-employee director compensation program aims to align our non-employee directors’ interests with the long-term interests of our stockholders and to recognize the substantial investment of time and expertise necessary for our directors to discharge their duties to oversee the Company’s affairs. The focus of this section is on the Company’s compensation philosophies and programs for our non-employee directors in 2023.
Director Compensation Highlights
•Fees for committee chair service to differentiate individual pay based on workload
•Emphasis on equity in the overall compensation mix
•Full-value equity awards under a fixed-value annual grant policy, subject to time-based vesting
•No performance-based equity awards to discourage excessive risk-taking
•Robust stock ownership guidelines set at five times the annual cash retainer to support stockholder alignment
•Stockholder-approved limit of $1,000,000 on the total value of cash and equity compensation that may be granted to a non-employee director each fiscal year
•Prohibition on hedging and pledging by our non-employee directors
•No additional compensation paid to employee directors for director service
Director Compensation Program
On August 4, 2020, our Board approved our non-employee director compensation program, with assistance from our independent compensation consultant, Compensia. Under this program, our non-employee directors are each entitled to receive an annual cash retainer and an annual RSU award, which cliff-vests after approximately one year of service. Chairs of committees are entitled to receive additional cash retainers in light of their increased responsibilities and workloads. Cash retainers and initial equity awards are prorated for partial years of service.
During 2023, our non-employee director compensation program consisted of the following compensation elements:

Component	Description

Annual Board Service Retainer	•$35,000 in cash Payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service

Committee Chair Retainers
•Audit	•$20,000 in cash
•Compensation, Diversity & Inclusion	•$14,000 in cash
•Corporate Governance & Nominating	•$8,000 in cash
Committee chair retainers are payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service

DIRECTOR COMPENSATION

Component	Description

Annual Equity Award
•On or about the annual meeting of the Company’s stockholders, non-employee directors receive an annual award of RSUs in the value of $165,000, which vests on the earlier of (a) the first anniversary of the grant date of such award or (b) the date immediately preceding the next annual meeting of Company’s stockholders, subject to the non-employee director’s continued service through the applicable vesting date
•Initial equity awards are prorated for any partial year of service

Stock Ownership Guidelines
•Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees
•Shares underlying RSU awards held by the non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines
•Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director
•In the event that the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines

2023 Director Compensation Table
The following table sets provides information on the compensation of our non-employee directors for 2023:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)

Chip Baird	43,000	296,178	339,178
Caretha Coleman	49,000	296,178	345,178
Karen Katz	35,000	296,178	331,178
Robert Krolik	55,000	296,178	351,178
Niki Leondakis	35,000	296,178	331,178
Carol Melton	35,000	296,178	331,178
James Miller	35,000	296,178	331,178

(1)    Mr. Koryl did not earn any additional compensation in respect of his role as an employee director. See the “Summary Compensation Table” for a description of the compensation Mr. Koryl earned in respect of his role as CEO.
(2)    Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of the RSU awards granted in 2023, computed in accordance with ASC Topic 718 and excluding estimated forfeitures. The number of units subject to the RSU award reported in the “Stock Awards” column was calculated by dividing $165,000 by $1.39, which was the 30-day average stock price for the Company’s common stock ending on the date of the Company’s 2023 Annual Meeting of Stockholders held on June 14, 2023.

DIRECTOR COMPENSATION
The following table sets forth the aggregate number of outstanding shares of the Company’s common stock underlying stock options and RSU awards held by each non-employee director as of December 31, 2023:

Name	Options	RSUs

Chip Baird	—	118,947
Caretha Coleman	—	118,947
Karen Katz	—	118,947
Robert Krolik	20,000	118,947
Niki Leondakis	20,000	118,947
Carol Melton	—	118,947
James Miller	20,000	118,947
No Hedging or Pledging
The Company has a policy that prohibits our non-employee directors from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Non-employee directors of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of our Board.
2024 Director Compensation
Our Compensation Committee periodically reviews our non-employee director compensation and may recommend changes to the full Board, who determines the compensation of directors. Changes to non-employee director compensation will generally be made to ensure that compensation levels are market-competitive and that the compensation structure supports our business objectives, aligns with the interests of stockholders, reflects competitive best practice and is cost-and-tax-effective.
In October 2023, the Compensation Committee adopted a new RSU deferral program for non-employee directors. Under this program, non-employee directors may defer 0 to 100% of their vested RSU awards to a future settlement date, which is the earliest of (a) a future date of the director’s choosing, (b) a “change in control” of the Company (as defined in the 2019 EIP), (c) the director’s “separation of service” from the Company within the meaning of Section 409A of the Internal Revenue Code, and (d) the director’s death or disability. This program takes effect beginning with RSUs granted during the 2024 calendar year and will be available to non-employee directors for calendar years that follow.
On February 20, 2024, the Board appointed Ms. Katz as its independent Board Chairperson, and Mr. Krolik stepped down from his Lead Independent Director role as a result. Based on a review of peer company information provided by Compensia, the Compensation Committee determined Ms. Katz would be paid an additional annual fee of $30,000 in respect of her role as Board Chairperson, payable in equal quarterly installments in arrears and prorated for any partial quarter or year of service.
As of the date of this proxy statement, no further changes have been made to the non-employee director compensation program for 2024.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Security Holders	10,875,035(1)	7.80(2)	12,356,276(3)
Equity Compensation Plans Not Approved by Security Holders	3,075,000(4)	—	—
Total	13,950,035	—	12,356,276

(1)    Includes 1,119,426 shares issuable pursuant to outstanding stock options, 8,844,092 shares issuable pursuant to outstanding RSU awards, and 911,517 shares issuable pursuant to outstanding PSU awards (assuming maximum performance achievement) under our 2019 Equity Incentive Plan and 2011 Equity Incentive Plan.
(2)    Only option awards were used in computing the weighted-average exercise price. PSU and RSU awards were excluded.
(3)    Includes 4,701,620 shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible employees to acquire shares of our common stock at a 15% discount.
(4)    Includes (a) 1,500,000 shares issuable pursuant to the PSU award granted to John Koryl on March 3, 2023, (b) 1,250,000 shares issuable pursuant to the RSU award granted to John Koryl on March 3, 2023, and (c) 325,000 shares issuable pursuant to the RSU award granted to Luke Friang on March 3, 2023, and assumes full vesting of such awards. These awards were granted outside of our equity plans in accordance with Nasdaq Listing Rule 5635(c)(4). See “Compensation Discussion and Analysis” for a discussion of the terms of such awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in this proxy statement, we describe below the transactions since January 1, 2023 to which we have been a participant, in which the amount involved in the transaction exceeds the lesser of (a) $120,000 and (b) 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an investors’ rights agreement, dated as of March 22, 2019 (“IRA”), between us and the holders of certain registrable securities which provides, among other things, that certain holders of our capital stock, including entities affiliated with PWP Growth Equity, have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Chip Baird, a current member of our Board, is affiliated with PWP Growth Equity. Rita Sahi, the mother of Rati Sahi Levesque, one of our executive officers, is also a party to the IRA.
Indemnification of Directors and Executive Officers
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware General Corporation Law (“DGCL”). Subject to very limited exceptions, our Bylaws also require us to advance expenses incurred by our directors and executive officers.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related party transaction policy. Under our related party transaction policy, our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 15, 2024, referred to in the table below as the “Beneficial Ownership Date”:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•each of our directors;
•each of our NEOs; and
•all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and any RSU awards that will become vested within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 105,949,185 shares of our common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o The RealReal, Inc., 55 Francisco Street, Suite 150, San Francisco, California 94133.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned

Directors and Named Executive Officers:
John Koryl(2)†	355,589	*
Chip Baird(3)	7,635,517	7.20%
Caretha Coleman(4)	185,187	*
Karen Katz(5)	183,376	*
Robert Krolik(6)	189,144	*
Niki Leondakis(7)	205,187	*
Carol Melton(8)	185,187	*
James Miller(9)	180,492	*
Rati Sahi Levesque(10)	664,921	*
Robert Julian(11)	58,443	*
Todd Suko(12)†	334,384	*
Luke Friang(13)	102,193	*
All executive officers and directors as a group (15 persons)(14)	10,529,196	9.78%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned

5% Stockholders:
Entities affiliated with GreyLion Partners(15)	7,516,570	7.09%
Timothy M. Riley and Angela A. Riley(16)	6,000,000	5.66%

•Indicates beneficial ownership of 1% or less of the outstanding shares of our common stock.
†     Excludes shares of common stock that will be purchased under the Company’s Employee Stock Purchase Plan on May 14, 2024 as the amounts of such shares are not yet determinable.
(1)    Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)    Consists (a) 277,464 shares of common stock held by John Koryl and (b) RSUs for 78,125 shares of common stock held by Mr. Koryl that will vest within 60 days of the Beneficial Ownership Date.
(3)    Consists (a) RSUs for 118,947 shares of common stock held by Mr. Baird that will vest within 60 days of the Beneficial Ownership Date, and (b) 7,516,570 shares of common stock beneficially owned by entities affiliated with GreyLion Partners LP, formerly Perella Weinberg Partners Capital Management LP, as described in footnote (15). Mr. Baird is the Co-Founder and Managing Partner of GreyLion Partners, LP and disclaims beneficial ownership of the shares of common stock listed in footnote (15) within the meaning of Rule 16a-1(a)(2) promulgated pursuant to the Exchange Act, except to the extent of his proportionate pecuniary interest therein, if any. The address for Mr. Baird is 900 Third Avenue, 23rd Floor, New York, NY 10022.
(4)    Consists of (a) 66,240 shares of common stock held by Caretha Coleman and (b) RSUs for 118,947 shares of common stock held by Ms. Coleman that will become vested within 60 days of the Beneficial Ownership Date.
(5)    Consists of (a) 64,429 shares of common stock held by Karen Katz and (b) RSUs for 118,947 shares of common stock held by Ms. Katz that will become vested within 60 days of the Beneficial Ownership Date.
(6)    Consists of (a) 50,197 shares of common stock held by Rob Krolik, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Krolik that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 118,947 shares of common stock held by Mr. Krolik that will become vested within 60 days of the Beneficial Ownership Date.
(7)    Consists of (a) 66,240 shares of common stock held by Niki Leondakis, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Ms. Leondakis that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 118,947 shares of common stock held by Ms. Leondakis that will become vested within 60 days of the Beneficial Ownership Date.
(8)    Consists of (a) 66,240 shares of common stock held by Carol Melton and (b) RSUs for 118,947 shares of common stock held by Ms. Melton that will become vested within 60 days of the Beneficial Ownership Date.
(9)    Consists of (a) 41,545 shares of common stock held by James Miller, (b) 20,000 shares of common stock issuable upon exercise of stock options held by Mr. Miller that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 118,947 shares of common stock held by Mr. Miller that will vest within 60 days of the Beneficial Ownership Date.
(10)    Consists of (a) 318,950 shares of common stock held by Rati Sahi Levesque, (b) 255,432 shares of common stock issuable upon exercise of stock options held by Ms. Levesque that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 90,539 shares of common stock held by Ms. Levesque that will vest within 60 days of the Beneficial Ownership Date.
(11)    Consists of (a) 26,948 shares of common stock held by Robert Julian and (b) RSUs for 31,495 shares of common stock held by Mr. Julian that will become vested within 60 days of the Beneficial Ownership Date.
(12)    Consists of (a) 263,514 shares of common stock held by Todd Suko and (b) RSUs for 70,780 shares of common stock held by Mr. Suko that will become vested within 60 days of the Beneficial Ownership Date.
(13)    Consists of (a) 61,465 shares of common stock held by Luke Friang and (b) RSUs for 40,728 shares of common stock held by Mr. Friang that will become vested within 60 days of the Beneficial Ownership Date.
(14)    Consists of (a) 1,479,701 shares of common stock beneficially owned by our current directors and executive officers, (b) 328,974 shares of common stock issuable upon exercise of stock options held by our current directors and executive officers that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 1,184,510 shares of common stock held by our directors and executive officers that will vest within 60 days of the Beneficial Ownership Date.
(15)    As reported in a statement on Schedule 13G/A filed with the SEC on February 9, 2024. The Reporting Persons are (i) GreyLion Partners LP, (ii) GreyLion Partners GP LLC, (iii) PWP Growth Equity Fund II LP, (iv) PWP Growth Equity Fund II B LP, (v) David Ferguson and (vi) Gilbert Baird. PWP Growth Equity Fund II LP and PWP Growth Equity Fund II B LP (collectively the “Funds”) acquired the shares of our Common Stock reported in the Schedule 13G in private placements prior to our initial public offering, as reported in the Form 4s filed by the Funds on July 2, 2019. On June 15, 2020, the Funds spun off from Perella Weinberg Partners Capital Management LP and their affiliates and, as a result of the spin-off and the separation agreement signed in connection therewith, investing, management and voting control over the shares of our Common Stock transferred to GreyLion Partners LP (the “Separation”). As reported in the Schedule 13G/A, as of February 9, 2024, 5,785,182 shares of our Common Stock were held of record by PWP Growth Equity Fund II LP, 1,665,148 shares of our Common Stock were held of record by PWP Growth Equity Fund II B LP, and 66,240 shares of our Common Stock were directly held by an affiliate of the Reporting Persons, which shares were

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
received upon vesting of restricted stock units granted to Gilbert Baird in respect of his service on the Company’s board of directors. In connection with the Separation, sole voting, management and investment control was delegated to GreyLion Partners LP (together with its affiliates, “GreyLion”). GreyLion Partners LP has management and investment control of the Funds and GreyLion Partners GP LLC is the general partner of GreyLion Partners LP. David Ferguson and Gilbert Baird are members of the GreyLion investment committee, and in such capacities control voting and investment decisions related to the shares reported herein. The address of the Reporting Persons is c/o GreyLion Partners, 900 Third Avenue, 23rd Floor, New York, NY 10022.
(16)    As reported in a statement on a Schedule 13G/A filed with the SEC on January 3, 2024 by Timothy M. Riley and Angela A. Riley. Timothy A. Riley reported that as of December 31, 2023, he had sole voting power with respect to 5,110,000 shares of our Common Stock, shared voting power with respect to 33,000 shares of our Common Stock, sole dispositive power over 5,110,000 shares of our Common Stock, and shared dispositive power over 33,000 shares of our Common Stock. Angela A. Riley reported that as of December 31, 2023, she had sole voting power with respect to 857,000 shares of our Common Stock, shared voting power with respect to 33,000 shares of our Common Stock, sole dispositive power over 857,000 shares of our Common Stock, and shared dispositive power over 33,000 shares of our Common Stock. Timothy M. Riley and Angela A. Riley beneficially own the 6,000,000 shares of our Common Stock as identified above. The address of Timothy M. Riley and Angela A. Riley is P.O. Box 2113, Darien, CT 06820.

PROPOSAL FOUR
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS
Our Board and Corporate Governance Committee have unanimously approved and recommend that our stockholders approve amending certain sections of our Amended and Restated Certificate of Incorporation (the “Certificate”) to phase in the declassification of our Board (the “Declassification Amendment”), as described below and set forth in Annex I of this proxy statement. If our stockholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Background of the Proposal
Article V of the Certificate currently provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, each to consist of as nearly an equal number of directors as is practicable, with the term of office of one class expiring each year and directors in each class being elected to three-year terms. If the proposed Declassification Amendment is approved by our stockholders, directors previously elected to three-year terms of office by our stockholders, including those directors elected at the 2024 Annual Meeting, will complete their three-year terms, and thereafter they or their successors would be elected to one-year terms at each future annual meeting of stockholders.
Beginning at the 2027 annual meeting of stockholders, the declassification of our Board would be complete, and all directors would be subject to annual election to one-year terms. In addition, Delaware law provides that directors serving on declassified boards of directors may be removed with or without cause, and therefore, the proposed amendments would permit the removal without cause of directors, but will provide that the directors serving the remainder of a three-year term in office will be removable only for cause. Finally, the proposed amendments will provide that any director appointed to fill a vacancy or newly created directorship will hold office until the next election for the class to which such director is appointed, or following the completion of the declassification, any director appointed to fill a vacancy or newly created directorship will serve for a term expiring at the next annual meeting and will remain in office until such person’s successor is elected and qualified (or earlier death, resignation or removal).
The description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Certificate and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendments to our Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, set forth in Annex I of this proxy statement.
Reasons for the Proposed Amendment
Our Board and Corporate Governance Committee regularly review our corporate governance practices. Our Board believes that a classified board structure, which was implemented in 2019 when we became a public company, promotes board continuity and stability, encourages directors to take a long-term perspective and reduces the Company's vulnerability to coercive takeover tactics. However, as our Company matures, our Board recognizes that our corporate governance practices should mature as well.
In our proxy statement for the 2023 annual meeting of stockholders, we provided a roadmap for corporate governance best practices over the next several years. In creating the roadmap, our Board sought to balance the challenges faced by the Company, in particular as it navigates its path to profitability, against the need for the Company to improve its corporate governance practices and eventually achieve best practices. Following consideration of our current governance structure and strong governance practices, as well as feedback received from our stockholders, and upon the recommendation of our Corporate Governance Committee, in 2022, our Board committed to submitting for stockholder vote at the 2024 Annual

PROPOSAL FOUR
Meeting a management proposal to amend the Company’s Certificate to declassify our Board, which if approved, would begin the declassification process at the 2025 annual meeting of stockholders.
Our Corporate Governance Committee and Board believe that this proposal’s inclusion in this proxy statement allows the Company to progress towards corporate governance best practices on a reasonable timeline. While our Board believes there are important benefits to a classified board structure, our Board recognizes the sentiment among certain stockholders and members of the investment community in favor of annual elections and the benefit of providing stockholders an annual opportunity to express their views on the individual performance of each director and on the entire Board more frequently than with a classified board structure. The Company received positive support for this proposal from the vast majority of stockholders with whom we met as part of our 2023-2024 investor outreach.
Required Vote
Approval of this proposal requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

PROPOSAL FIVE
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS
Our Board and Corporate Governance Committee have unanimously approved and recommend that our stockholders approve amending certain sections of our Certificate to reflect new Delaware law provisions regarding exculpation of certain officers of the Company (the “Officer Exculpation Amendment”), as described below and set forth in Annex II of this proxy statement. If our stockholders approve the proposed Officer Exculpation Amendment, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Background of the Proposal
Our Certificate currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the General Corporation Laws of Delaware (“DCGL”). Effective August 1, 2022, Section 102(b)(7) of the DCGL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of their duty of care in certain limited circumstances (the “Section 102(b)(7) Amendment”). Consistent with Section 102(b)(7) of the DGCL, the Officer Exculpation Amendment would only permit exculpation of certain officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Officer Exculpation Amendment does not permit the elimination of liability of certain officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Officer Exculpation Amendment also does not permit the limitation of liability of certain officers in any derivative action.
The description of the proposed Officer Exculpation Amendment is only a summary of the proposed amendments to our Certificate and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendments to our Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, set forth in Annex II of this proxy statement.
Reasons for the Proposed Amendment
Our Board desires to amend the Company’s Certificate to maintain provisions consistent with the governing statutes contained in the DGCL. Delaware law has long permitted Delaware corporations to protect directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs routinely bring claims against officers that would otherwise be dismissed if brought against directors. The Section 102(b)(7) Amendment was adopted to address the inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.
Our Board believes it is appropriate to provide this protection to officers to the fullest extent permitted by law in order to continue to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this proposal provides consistency and is in the best interests of the Company and its stockholders.

PROPOSAL FIVE
Required Vote
Approval of this proposal requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS

QUESTIONS AND ANSWERS
THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
How do I attend the Annual Meeting?
Our Board considers the appropriate format for our annual meeting of stockholders on an annual basis. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company.
Accordingly, the Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/real2024. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on three proposals at the Annual Meeting:
•the election of two Class II directors named in this proxy statement;
•the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•the approval, on an advisory basis, of the compensation of our named executive officers;
•the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors; and
•the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law.
We will also consider other business, if any, that properly comes before the Annual Meeting.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the two Class II directors, vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024, vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, vote “FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors, and vote “FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law.
What happens if other business not discussed in this proxy statement comes before the Annual Meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Charter, Bylaws, and the DGCL, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

QUESTIONS AND ANSWERS
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on April 15, 2024. As of the record date, 105,949,185 shares of common stock, par value $0.00001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
How can I vote my shares?
Voting on the Internet
You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend the Annual Meeting to have your vote count. We encourage you to vote your shares via the Internet in advance of the Annual Meeting even if you plan to attend the Annual Meeting.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.
Voting by Telephone
You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend the Annual Meeting to have your vote count.
What if I am not the stockholder of record?
If you are a holder of record of shares of common stock of the Company, you may direct your vote as instructed above.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

QUESTIONS AND ANSWERS
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•delivering to the attention of the Corporate Secretary at The RealReal, Inc., 55 Francisco Street, Suite 150, San Francisco, California 94133, a written notice of revocation of your proxy;
•delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•attending the Annual Meeting and voting your shares electronically. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two). The election of the two Class II directors (Proposal One), the advisory vote to approve the compensation of our named executive officers (Proposal Three), the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors (Proposal Four), and the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law (Proposal Five) are non-routine matters.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Three, Proposal Four, Proposal Five, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results for Proposals One and Three, and will have the same effect as a vote “AGAINST” Proposals Four and Five.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders participating in the virtual meeting are considered to be attending the meeting “in person.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of the three Class II Directors Named in this Proxy Statement.
Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the directors.

QUESTIONS AND ANSWERS
Proposal Two: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
Proposal Three: Advisory Vote to Approve the Compensation of Our Named Executive Officers.
The affirmative vote of the majority of our shares of common stock at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Three. An abstention will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote will have no effect on the advisory vote because they are not entitled to vote on the proposal.
Proposal Four: Approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors.
Approval of Proposal Four requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors. An abstention or broker non-vote will have the same effect as a vote “AGAINST” Proposal Four.
Proposal Five: Approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law.
Approval of Proposal Five requires the affirmative vote of least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors. An abstention or broker non-vote will have the same effect as a vote “AGAINST” Proposal Five.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•“FOR” the election of the three Class II nominees for director named in this proxy statement;
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

QUESTIONS AND ANSWERS
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors; and
•“FOR” the approval of a management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•will be counted as present for purposes of establishing a quorum;
•will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Two); and
•will not be counted in connection with the election of the two Class II directors named in this proxy statement (Proposal One), the advisory vote to approve the compensation of our named executive officers (Proposal Three), the management proposal to amend our Amended and Restated Certificate of Incorporation to phase in the declassification of our Board of Directors (Proposal Four), the management proposal to amend our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to the Delaware General Corporation Law (Proposal Five), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results for Proposals One and Three and will have the same effect as a vote “AGAINST” Proposals Four and Five.
Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One, Two, Three, Four, and Five. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual meeting website and, to all stockholders of the Company for 10 days prior to the Annual Meeting, at The RealReal, Inc., 55 Francisco Street, Suite 150, San Francisco, California 94133, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. If you would like to schedule an appointment to examine the stockholder list during this period, please email our Corporate Secretary at ir@therealreal.com.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions,

QUESTIONS AND ANSWERS
Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Charter, our Bylaws, and the rules established by the SEC.
Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2025 annual meeting of stockholders, we must receive the proposal at our executive offices at 55 Francisco Street, Suite 150, San Francisco, California 94133, no later than December 27, 2024.
Pursuant to our Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 12, 2025 and no later than March 14, 2025 and must otherwise comply with the requirements set forth in our Bylaws. Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested. In order for stockholders to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual Meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our Bylaws, and the stockholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 55 Francisco Street, Suite 150, San Francisco, California 94133 or by telephone at (855) 435-5893.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at investor.therealreal.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 26, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about April 30, 2024, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 on the investor relations page of our website at investor.therealreal.com.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:
The RealReal, Inc.
55 Francisco Street, Suite 150
San Francisco, California 94133
Attention: Corporate Secretary
Telephone: (855) 435-5893
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

ANNEX I
Amendments to our Amended and Restated Certificate of Incorporation to Phase in the Declassification of our Board of Directors
1.     Amend Article 5.2(b) as follows:
(b) ~~Subject~~ Prior to the date of the 2027 annual meeting of stockholders, subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to such classes. ~~The term of office of the initial Class I directors shall expire upon the election of directors at the first~~ Any director elected prior to the date of the 2025 annual meeting of stockholders ~~following the effectiveness of this Article V; the term of office of the initial Class II directors shall expire upon the election of directors at the second annual meeting of stockholders following the effectiveness of this Article V; and the term of office of the initial Class III directors shall expire upon the election of directors at the third annual meeting of stockholders following the effectiveness of this Article V. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article V, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting~~ shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Each director elected at the 2025 annual meeting of stockholders will be elected to hold office until the 2026 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified. Each director elected at the 2026 annual meeting of stockholders will be elected to hold office until the 2027 annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified. At the 2027 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected to hold office until the next annual meeting succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board is changed prior to the date of the 2027 annual meeting of stockholders, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
2.    Amend Article 5.3 as follows:
5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, (a) prior to the date of the 2027 annual meeting of stockholders, a director may be removed from office by the stockholders of the Corporation only for cause or (b) on or after the date of the 2027 annual meeting of stockholders, a director may be removed from office by the stockholders of the Corporation with or without cause.
3.    Amend Article 5.4 as follows:
5.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors shall be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by the stockholders. A person so elected by the Board to fill a vacancy or newly created directorship shall (a) prior to the date of the 2027 annual meeting of stockholders, hold office until the next election of the class for which such person shall have been assigned by the Board and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal or (b) on or after the date of the 2027 annual meeting of stockholders, hold office until the next succeeding annual meeting of stockholders and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal.

ANNEX II
Amendments to our Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted Pursuant to the Delaware General Corporation Law
1.    Amend Article 8.1 as follows:
8.1 Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V46819-P05876

THE REALREAL, INC.
Annual Meeting of Stockholders
June 12, 2024 9:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Koryl, Ajay Gopal and Todd Suko, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE REALREAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 12, 2024, via webcast at www.virtualshareholdermeeting.com/real2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 P.M. PDT on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/real2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 P.M. PDT on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46818-P05876 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE REALREAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rob Krolik
02) Niki Leondakis

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date